UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
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☐	Soliciting Material Pursuant to §240.14a-12

UDR, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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April 2, 2009

Dear Fellow Stockholders:

It is my pleasure to invite you to attend our Annual Meeting of Stockholders. The meeting will be held on May 13, 2009, at 8:30 a.m. local time at the Hyatt Regency Tech Center, 7800 E. Tufts Avenue, Denver, Colorado.

We have elected to take advantage of the Securities and Exchange Commission rules that allow companies to furnish proxy materials to their stockholders on the Internet. We believe that these rules will allow us to provide our stockholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of our annual meeting.

The business to be conducted at the meeting is set forth in the formal notice of annual meeting of stockholders and proxy statement that accompany this letter. At the meeting we will also report on the company’s performance and respond to questions.

Your vote is important. Whether or not you plan to attend the meeting, we urge you to vote your shares electronically through the Internet, by telephone or, if you have requested and received a paper copy of the proxy statement, by completing, signing and returning the paper proxy card enclosed with the proxy statement. Voting through the Internet or by telephone will eliminate the need to return your proxy card.

Sincerely,
UDR, INC.

ROBERT C. LARSON
Chairman of the Board of Directors

UDR, INC.

1745 Shea Center Drive, Suite 200, Highlands Ranch, Colorado 80129-1540
Tel: 720.283.6120 Fax: 720.283.2452

April 2, 2009

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The Annual Meeting of Stockholders of UDR, Inc. will be held at the Hyatt Regency Tech Center, 7800 E. Tufts Avenue, Denver, Colorado, on May 13, 2009, at 8:30 a.m. local time, for the following purposes:

1. To elect eleven directors to serve for the ensuing year.

2. To ratify the appointment of Ernst & Young LLP to serve as independent auditors for the year ending December 31, 2009.

3. To approve the amended and restated 1999 Long-Term Incentive Plan, including to (i) increase the number of shares reserved for issuance under the plan from 4,000,000 shares to 16,000,000 shares (with future Awards other than Stock Options and Stock Appreciation Rights counting against the reserve at the rate of 2.28 shares for each share actually used) and (ii) raise the annual per person limit on Awards other than Options and Stock Appreciation Rights to $5,000,000, and shares of Stock with respect to Options and/or Stock Appreciation Rights to 5,000,000 shares.

4. To transact such other business as may properly come before the meeting or any adjournment of the meeting.

On or about April 2, 2009, we intend to mail our stockholders a notice containing instructions on how to access our 2009 proxy statement and annual report and to vote online. The notice also provides instruction on how you can request a paper copy of these documents if you desire, and how you can enroll in e-delivery. If you received your annual materials via email, the email contains voting instructions and links to the annual report and proxy statement on the Internet.

By Order of the Board of Directors

WARREN L. TROUPE
Senior Executive Vice President
and Corporate Secretary

Important Notice Regarding the Availability of Proxy Materials for UDR, Inc.’s Annual Meeting of Stockholders to be held on May 13, 2009.

This Notice of Annual Meeting and Proxy Statement and UDR, Inc.’s Annual Report/Form 10-K for the year ended December 31, 2008 are available on the Internet at the following website: www.proxyvote.com.

Page

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND RELATED PROXY MATERIALS	1
Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of proxy materials?	1
Why did you provide this proxy statement to me?	1
What is being voted on at the annual meeting?	2
Who can vote?	2
What constitutes a quorum in order to hold and transact business at the meeting?	2
How do I vote?	2
How will my proxy be voted?	3
Will other matters be voted on at the annual meeting?	3
Can I change my vote?	3
What vote is required for the proposals if a quorum is present?	3
Who will tabulate the votes?	4
What is an abstention, and how will it affect the vote on a proposal?	4
What are broker non-votes, and how will they affect the vote on a proposal?	4
Who is soliciting the proxy, and who will pay for the proxy solicitation?	4
Where do I find the voting results of the meeting?	4
CORPORATE GOVERNANCE MATTERS	4
Corporate Governance Overview	4
Responsibilities of the Board of Directors	5
Director Education	5
Director Evaluations	6
Identification and Selection of Nominees for Directors	6
Director Rotation and Retirement	6
Director Independence	7
Independence of Audit, Compensation and Governance Committees	7
Audit Committee Financial Expert	7
Executive Sessions of Independent Directors	7
Directors’ Share Ownership Guidelines	7
Compensation Committee Interlocks and Insider Participation	7
Communicating with the Board of Directors	8
Board of Directors and Committee Meetings	8
Board Attendance at Annual Meeting	9
COMPENSATION OF DIRECTORS	10
Director Compensation Table	10
Director Compensation Table Discussion	11
PROPOSAL NO. 1 ELECTION OF DIRECTORS	12
Vote Required and Board of Directors’ Recommendation	14
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	15

PROXY STATEMENT

The enclosed proxy is solicited on behalf of the board of directors of UDR, Inc., a Maryland corporation, for use at our Annual Meeting of Stockholders to be held on May 13, 2009, and at any adjournment, continuation or postponement of the meeting. These proxy materials are being provided to stockholders on or about April 2, 2009.

We use a number of abbreviations in this proxy statement. We refer to the company as “the company,” “we,” “us” or “our” and to our board of directors as “board” or “board of directors.” The term “proxy materials” includes this proxy statement, as well as the enclosed proxy card. References to “fiscal 2008” and “fiscal 2009” mean our 2008 fiscal year which began on January 1, 2008 and ended on December 31, 2008 and our 2009 fiscal year which began on January 1, 2009 and will end on December 31, 2009, respectively. Our 2009 Annual Meeting of Stockholders to be held on May 13, 2009 is simply referred to as the “meeting.”

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
AND RELATED PROXY MATERIALS

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of proxy materials?

In accordance with rules and regulations recently adopted by the Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of our proxy materials to each stockholder of record, we may now furnish proxy materials, including this proxy statement and our 2008 Annual Report, by providing access to such documents on the Internet. Most stockholders will not receive printed copies of the proxy materials unless they request them, in which case printed copies of the proxy materials will be provided at no charge.

Instead of mailing a printed copy of our proxy materials to each stockholder of record, a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) was mailed to such stockholders on or about April 2, 2009 that instructs you as to how you may access and review all of the proxy materials on the Internet. The Notice of Internet Availability also instructs you as to how you may submit your proxy on the Internet or by telephone.

Any stockholder may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis by following the instructions set forth in the Notice of Internet Availability. Choosing to receive future proxy materials by e-mail will save us the cost of printing and delivering documents to stockholders and will reduce the environmental impact of our annual meetings. A stockholder’s election to receive proxy materials by e-mail will remain in effect until the stockholder terminates it.

Why did you provide this proxy statement to me?

We are providing this proxy statement and proxy card to you on the Internet or, upon your request, we are sending printed versions of this proxy statement and proxy card to you by mail, because you owned shares of our common stock and/or our Series E preferred stock or our Series F preferred stock at the close of business on March 23, 2009, which is the record date for the meeting. This proxy statement describes matters on which we would like you, as a stockholder, to vote. It also gives you information on these matters so that you can make an informed decision.

When you vote, you appoint Robert C. Larson and Thomas W. Toomey as your representatives at the meeting. Messrs. Larson and Toomey will vote your shares at the meeting as you instructed them when you voted. This way, your shares will be voted whether or not you attend the meeting. Even if you plan to attend the meeting, you should vote by telephone, through the Internet or, if you have requested and received a paper copy of the proxy statement, by completing, signing and returning the paper proxy card enclosed with the proxy statement in advance of the meeting, just in case your plans change.

What is being voted on at the annual meeting?

At the meeting, stockholders entitled to vote will act upon the matters set forth in the accompanying notice of annual meeting of stockholders.

Who can vote?

The holders of shares of our common stock and our Series E and Series F preferred stock outstanding at the close of business on the record date are entitled to receive notice of the meeting and are entitled to one vote for each share held on each proposal presented at the meeting. Cumulative voting is not permitted.

What constitutes a quorum in order to hold and transact business at the meeting?

The presence, in person or by proxy, of holders of at least a majority of the total number of shares of outstanding common stock, Series E preferred stock and Series F preferred stock, taken together, as of the record date, must be present in order to hold the meeting and to conduct business. Your shares will be counted as being present at the meeting if you vote your shares in person at the meeting, if you vote your shares by telephone or through the Internet, or if you submit a properly executed proxy card. Votes against a particular proposal will be counted both to determine the presence of a quorum and to determine whether the requisite number of votes has been obtained to approve the proposal. Abstentions, broker non-votes, which are explained below, and shares as to which authority to vote on any proposal is withheld, are each included in the determination of the number of shares present and voting at the meeting for purposes of obtaining a quorum. Each will be tabulated separately.

At the record date, we had 149,112,455 shares of common stock, 2,803,812 shares of Series E preferred stock and 2,903,575 shares of Series F preferred stock issued and outstanding.

How do I vote?

For Shares Directly Registered in Your Name

If you hold your shares in your own name as holder of record with Wells Fargo Shareowner Services, there are four different ways to vote:

•	Internet: You can go to http://www.proxyvote.com and vote through the Internet.

•	Telephone: You can submit your vote by proxy over the telephone by following the instructions provided on the separate proxy card if you received a printed set of the proxy materials.

•	Mail: If you have requested and received a paper copy of the proxy statement, you can mark, sign, date and return the paper proxy card enclosed with the proxy statement in the postage-paid envelope that we have provided to you. Please note that if you vote through the Internet or by telephone, you do not need to return your proxy card.

•	In person: If you are a stockholder as of the record date, you may vote in person at the meeting. Submitting a proxy prior to the meeting will not prevent a stockholder from attending the meeting and voting in person.

All valid proxies received and not revoked prior to the meeting will be voted in accordance with each stockholder’s instructions.

For Shares held in “Street Name”

If your shares are held by a brokerage firm, bank or other nominee (i.e., in “street name”), you will receive instructions from your nominee that you must follow in order to have your shares voted. “Street name” stockholders who wish to vote in person at the meeting will need to obtain a proxy form from the brokerage firm, bank or other nominee that holds their shares of record.

In addition, a number of brokers and banks are participating in a program provided through Broadridge that offers telephone and Internet voting options. This program is different from the program provided by Wells Fargo Shareowner Services for shares registered directly in the name of the stockholder. If your shares are held in an account with a broker or a bank participating in the Broadridge program, you may vote those shares telephonically by calling the telephone number shown on the voting form received from your broker or bank, or via the Internet at Broadridge voting website (www.proxyvote.com).

How will my proxy be voted?

All shares represented by properly executed proxies received in time for the meeting will be voted at the meeting in accordance with the instructions marked thereon or otherwise as provided therein, unless such proxies have previously been revoked. Unless instructions to the contrary are marked, or if no instructions are specified, shares represented by proxies will be voted:

•	FOR the election of all nominees for director.

•	FOR the ratification of the appointment of Ernst & Young LLP as independent auditors for fiscal 2009.

•	FOR the proposal to amend and restate the 1999 Long-Term Incentive Plan.

Will other matters be voted on at the annual meeting?

We have not received notice of any other matters that may properly be presented at the meeting. However, if a matter comes up for vote at the meeting that is not described in this proxy statement or listed on the proxy card, Messrs. Larson and Toomey will vote your shares, under your proxy, in their discretion. It is the intention of Messrs. Larson and Toomey to vote the shares they represent as directed by the board of directors.

Can I change my vote?

Yes, you may revoke your proxy at any time prior to the date of the meeting by:

•	submitting a later-dated vote in person at the meeting, through the Internet, by telephone or, if you originally voted by returning a paper proxy card to us, by mail; or

•	delivering instructions to the attention of the Corporate Secretary at 1745 Shea Center Drive, Suite 200, Highlands Ranch, Colorado 80129-1540. Any notice of revocation sent to us must include the stockholder’s name and must be received prior to the date of the meeting to be effective.

What vote is required for the proposals if a quorum is present?

•	The affirmative vote of a plurality of the votes cast with respect to Proposal No. 1 is required to elect directors.

•	The affirmative vote of a majority of the votes cast is required to approve Proposal No. 2.

•	The affirmative vote of a majority of the votes cast is required to approve Proposal No. 3, provided the total votes cast with respect to the proposal represents more than 50% of all shares entitled to vote on the proposal.

Who will tabulate the votes?

Broadridge will tabulate votes cast by proxy by an automated system. Votes cast by proxy or in person at the meeting will be counted by the persons appointed by us to act as election inspectors for the meeting.

What is an abstention, and how will it affect the vote on a proposal?

An “abstention” occurs when the beneficial owner of shares is present, in person or by proxy, and entitled to vote at the meeting (or when a nominee holding shares for a beneficial owner is present and entitled to vote at the meeting), but such person does not vote on the particular proposal. For purposes of Proposal Nos. 1 and 2, abstentions will not be counted as “votes cast” for purposes of determining whether stockholder approval has been obtained and, therefore, will have no effect on the results of the vote with respect to such proposals. With respect to Proposal No. 3, however, abstentions will be treated as “votes cast.” Therefore, abstentions will have the same effect as a vote against Proposal No. 3.

What are broker non-votes, and how will they affect the vote on a proposal?

A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have the discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner. Broker non-votes are not deemed to be “votes cast” for purposes of determining whether stockholder approval has been obtained. Therefore, broker non-votes will have no effect on the voting results for Proposals 1 and 2. With respect to Proposal No. 3, which requires that the total votes cast with respect to the proposal represents more than 50% of all shares entitled to vote, broker non-votes will be treated as “votes cast” and will have the same effect as a vote against the proposal, unless holders of more than 50% in interests of all securities entitled to vote cast votes for the proposal, in which case broker non-votes will not have any effect on the results of the vote for this proposal.

Who is soliciting the proxy, and who will pay for the proxy solicitation?

This solicitation is being made on behalf of our board of directors, but may also be made without additional remuneration by our officers or employees by telephone, telegraph, facsimile transmission, e-mail or personal interview. We will bear the expense of the preparation, printing and delivery of the enclosed form of proxy, notice of annual meeting of stockholders and this proxy statement and any additional material relating to the meeting that may be furnished to our stockholders by our board subsequent to the furnishing of this proxy statement. We will reimburse banks and brokers who hold shares in their name or custody, or in the name of nominees for others, for their out-of-pocket expenses incurred in forwarding copies of the proxy materials to those persons for whom they hold such shares. To obtain the necessary representation of stockholders at the meeting, supplementary solicitations may be made by mail, telephone or interview by our officers or employees, without additional compensation.

Where do I find the voting results of the meeting?

We will announce the preliminary voting results at the meeting and publish the final results in our Quarterly Report on Form 10-Q for the second quarter of fiscal 2009.

CORPORATE GOVERNANCE MATTERS

Corporate Governance Overview

We believe that effective and transparent corporate governance is critical to our long-term success and our ability to create value for our stockholders. We frequently review our corporate governance policies, monitor emerging developments in corporate governance and enhance our policies and procedures when our board of directors determines that it would benefit our company and our stockholders to do so.

We maintain a corporate governance page on our website that includes key information about UDR corporate governance, including our Statement on Corporate Governance, Code of Business Conduct and

Ethics, Code of Ethics for Senior Financial Officers, Related Person Transactions Policy and the charters for the Audit, Compensation and Governance Committees of the board of directors, all of which can be found at www.udr.com by clicking on “Corporate” then on “Corporate Governance.” The documents noted above will also be provided without charge to any stockholder who requests them. Any changes to these documents, and any waivers granted by us with respect to our Code of Business Conduct and Ethics and our Code of Ethics for Senior Financial Officers, will be posted on our website.

We also monitor our corporate governance policies and practices to maintain compliance with the provisions of the Sarbanes-Oxley Act of 2002, rules of the SEC and the corporate governance rules of the New York Stock Exchange (“NYSE”). Our policies and practices meet, and in many cases exceed, the listing requirements of the NYSE, applicable SEC rules and the corporate governance requirements of the Sarbanes-Oxley Act of 2002, including:

•	The board of directors has adopted clear corporate governance policies;

•	Ten of the eleven board members are independent directors as defined by the NYSE;

•	The independent directors meet regularly without the presence of management;

•	All members of the Audit Committee, Compensation Committee and Governance Committee are independent directors;

•	The Chairman and the Vice-Chairman of the Board are independent directors;

•	The charters of the board committees clearly establish their respective roles and responsibilities;

•	The board of directors has adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees;

•	We have a Code of Ethics for Senior Financial Officers that applies to our senior financial officers; and

•	We have a hotline available to all employees, and our Audit Committee has procedures in place for the anonymous submission of any employee complaint, including those relating to accounting, internal controls or auditing matters.

Responsibilities of the Board of Directors

In addition to each director’s basic duties of care and loyalty, the board has separate and specific obligations under our Statement on Corporate Governance. Among other things, these obligations require directors to effectively monitor management’s capabilities, compensation, leadership and performance, without undermining management’s ability to successfully operate the business. In addition, the board and the board’s committees have the authority to retain outside legal, accounting or other advisors, as necessary, to carry out their responsibilities.

Director Education

All directors are expected to be knowledgeable about the company and its industry and to understand their duties and responsibilities as directors. The company recognizes the importance of continuing education for directors and is committed to supporting continuing director education in order to enhance board and committee performance. We conduct periodic continuing education for directors and, at a director’s request, we will arrange for the director’s participation in cost-effective continuing education programs offered by third parties that are relevant to the director’s role as a board and committee member.

All of our independent directors are expected to participate in orientation programs upon the recommendation of our Governance Committee. In addition, orientation sessions are conducted by senior management to familiarize directors with the company’s strategic plans, significant financial, accounting and risk management issues, our compliance programs, our Code of Business Conduct and Ethics, and our principal officers, internal and external auditors.

Director Evaluations

The board, acting through the Governance Committee, annually evaluates the effectiveness of the board collectively and of board members individually, and the performance of each standing board committee. The Governance Committee determines the appropriate means for this evaluation.

Identification and Selection of Nominees for Directors

The Governance Committee serves as our nominating committee. The Governance Committee works closely with the Chairman of the Board and recommends to the board of directors criteria for open board positions, taking into account such factors as it deems important, including, among others, the current composition of the board, the range of talents, experiences and skills that would complement those already represented on the board and those that would help achieve the company’s goals. The Governance Committee will consider, among other things, whether a potential director nominee has the time available, in light of other business and personal commitments, to perform the responsibilities required for effective service. The Governance Committee considers candidates for board membership suggested by its members and other board members, as well as management, our stockholders and any director search firm retained by the board.

Once the Governance Committee has identified a potential director nominee, the Governance Committee, in consultation with the Chairman of the Board and our Chief Executive Officer, will evaluate the prospective nominee against the specific criteria that the Governance Committee has established, as well as the standards and qualifications contained in our Statement on Corporate Governance. If the Governance Committee, in consultation with the Chairman of the Board and our Chief Executive Officer, determines, based upon its preliminary review, to proceed with further consideration, then members of the Governance Committee and the board, as appropriate, interview the prospective nominee. After completing this evaluation and interview, the Governance Committee makes a recommendation to the board, which makes the final determination whether to nominate or appoint the new director.

In addition to any other applicable requirements, Section 2.11 of our Amended and Restated Bylaws sets forth the procedures and requirements relating to nominations of directors by stockholders. Any stockholder who wishes to recommend a prospective nominee for consideration must submit the following information no sooner than December 3, 2009 and no later than January 2, 2010:

•	Biographical information about the candidate, including the name, age, business address and residence address of the person;

•	The principal occupation or employment of the candidate and a statement about his or her qualifications;

•	The class and number of shares of our stock beneficially owned by the candidate;

•	Any other information required to be disclosed about the candidate under the SEC’s proxy rules (including the candidate’s written consent to being named in the proxy statement and to serve as a director, if nominated and elected); and

•	The names and addresses of the stockholder(s) recommending the candidate for consideration and the class and number of shares of our stock beneficially owned by each.

Such information should be sent to the attention of our Corporate Secretary at 1745 Shea Center Drive, Suite 200, Highlands Ranch, Colorado 80129-1540.

Director Rotation and Retirement

Directors are elected annually for a term of one-year. The board does not impose arbitrary limits on the number of terms a director may serve. However, the Governance Committee will consider various criteria, including a director’s contribution to the board, in determining whether or not to recommend a director for re-election. Employee directors are required to resign as a director after ceasing to be an employee, unless the board asks them to continue to serve. The Chairman will refer the resignation to the Governance Committee for review. The board will decide, in light of the circumstances and the recommendation of the Governance Committee, the date at which the resignation will become effective. A vacancy created by a director’s retirement may be filled by a majority of the remaining directors in accordance with our bylaws. A director so appointed to fill the vacancy will stand for re-election at the first annual meeting of stockholders following that director’s appointment to the board. In addition, the company requires that directors tender their resignation when their present position or job responsibility changes significantly. The board then decides, in light of the circumstances and the recommendation of the Governance Committee, whether to accept such resignation.

Director Independence

The board’s policy is that a significant majority of its members should be independent directors (see Statement on Corporate Governance). Each year the board affirmatively determines that each director has no material relationship with the company (either directly or as a partner, stockholder or officer of an organization that has such a relationship with the company), as defined under the NYSE listing standards and the company’s director independence standards. The board has determined that all directors standing for election are independent under both sets of standards, except Mr. Toomey, who is not independent because he is the company’s Chief Executive Officer and President. Additional information about each of the directors standing for election is set forth under Proposal No. 1 in this proxy statement. In making these independence determinations, the board considered information submitted by the directors in response to directors’ questionnaires and information obtained from the company’s internal records.

Independence of Audit, Compensation and Governance Committees

The Audit, Compensation and Governance Committees consist entirely of independent directors, as defined in the NYSE listing standards and the company’s director independence standards. Each member of the Audit Committee also satisfies the additional independence requirements set forth in rules under the Securities Exchange Act of 1934.

Audit Committee Financial Expert

Each member of the Audit Committee is financially literate, and the board has determined that each member of the Audit Committee is an “audit committee financial expert” within the meaning of the SEC’s regulations.

Executive Sessions of Independent Directors

Our independent directors hold regularly scheduled executive sessions at which our independent directors meet without the presence of management. These executive sessions generally occur around regularly scheduled meetings of the board of directors. The Chairman of the Board, or the Vice Chairman in the Chairman’s absence, presides as chairman of these executive sessions. Both the Chairman of the Board and the Vice Chairman are independent directors.

Directors’ Share Ownership Guidelines

Our Statement on Corporate Governance provides that each director is expected to develop a meaningful equity stake in our company over time and that after the second anniversary of election to the board of directors, each director is required to own a minimum of 5,000 shares of our common stock. Each of our directors currently owns shares in an amount sufficient to comply with these guidelines.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee during fiscal 2008 or as of the date of this proxy statement is a former or current officer or employee of the company or has any interlocking relationships as set forth in applicable SEC rules. In addition, none of our executive officers serve as a member of the board of directors or compensation committee of any company that has one or more executive officers serving as a member of our board of directors or compensation committee.

Communicating with the Board of Directors

Any stockholder or interested party who wishes to communicate with the board of directors or any specific director, including independent directors, the Chairman, or committee members, may write to:

UDR, INC.
Attn: Board of Directors
1745 Shea Center Drive
Suite 200
Highlands Ranch, Colorado 80129-1540

Depending on the subject matter of the communication, management will:

•	forward the communication to the director or directors to whom it is addressed (matters addressed to the Chairman of the Board will be forwarded unopened directly to the Chairman);

•	attempt to handle the inquiry directly where the communication does not appear to require direct attention by the board, or an individual member, e.g., the communication is a request for information about the company or is a stock-related matter; or

•	not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.

Stockholders and other interested persons may submit concerns regarding accounting matters via the company’s third-party anonymous reporting system at www.mysafeworkplace.com or by calling 1-800-461-9330. Instructions for making a report are published in the Corporate Governance subsection of the Investor Relations section of the company’s website.

Board of Directors and Committee Meetings

The board of directors held nine meetings during fiscal 2008. No director attended fewer than 75% of the aggregate of (1) the total number of meetings of the board of directors, and (2) the total number of meetings held by all committees of the board of directors on which he or she served during fiscal 2008. The board of directors has standing Audit, Compensation, Governance and Executive Committees to assist it in discharging its duties. Information regarding each committee is set forth below.

Number of
Meetings
Committee	Members on 12/31/2008	Key Functions	in 2008

Audit	Jon A. Grove Robert P. Freeman Thomas R. Oliver Mark J. Sandler Thomas C. Wajnert(1)
•   Assists the board in its general oversight of our financial reporting, internal controls and internal audit functions
•   Appointment, compensation and oversight of our independent auditors
•   Represents and assists the board in its oversight of:
   •   the quality or integrity of our financial statements;
   •   our compliance with legal and regulatory requirements; and
   •   the performance of our internal audit department and independent auditors
•   Discusses the adequacy and effectiveness of our internal controls over financial reporting
•   Oversees our compliance with procedures and processes pertaining to corporate ethics and standards of business conduct
•   Establishes procedures for the receipt, retention and treatment of complaints received concerning accounting, auditing, internal controls and financial reporting matters
•   Oversees Risk Management policies and risk assessment
•   Pre-approves all non-audit services to be provided to the company by the independent auditors
10

			Number of
			Meetings
Committee	Members on 12/31/2008	Key Functions	in 2008

Compensation	Jon A. Grove(1) Katherine A. Cattanach(2) James D. Klingbeil Thomas R. Oliver Lynne B. Sagalyn
•   Administers and approves general compensation policies applicable to our key executive officers
•   Reviews and approves compensation for the board and its committees
•   Reviews and ensures the appropriate administration of our compensation and benefit plans, programs and policies
•   Determines and approves the compensation of our Chief Executive Officer (“CEO”)
•   Sets annual objectives for, and evaluates the performance of, our CEO, with input from the board
•   Reviews and recommends to the board short- and long-term compensation for the principal officers of the company who report directly to our CEO
•   Approves all employment and severance agreements for senior vice presidents and above
•   Develops and administers the contributions and awards, if any, under the 401(k) and profit sharing plans and management incentive programs and other management compensation, if any, including the stock purchase plan, the long-term incentive plan and our Out-Performance Programs
•   Appointment and provide oversight of our independent compensation consultants
			6

Governance	Katherine A. Cattanach Eric J. Foss(1) Robert P. Freeman Lynne B. Sagalyn Mark J. Sandler	• Exercises general oversight of board governance matters • Reviews the size, role, composition and structure of our board and its committees • Reviews and evaluates the board and its members • Serves as the nominating committee for board members • Reviews and updates our Corporate Governance Policies • Considers, develops and makes recommendations to the board regarding matters related to corporate governance • Ensures that each committee conducts an annual assessment	4

Executive	Robert C. Larson(1) James D. Klingbeil Thomas W. Toomey	• Performs the duties and exercises the powers delegated to it by the board • Meets only when board action on a significant matter is required and it is impractical or not feasible to convene a full meeting of the board of directors	0

(1)	Committee Chair.

(2)	Dr. Cattanach was elected Chairman of the Compensation Committee effective February 13, 2009.

The Chairman of the Board is an ex-officio member of the Audit, Compensation and Governance Committees.

Board Attendance at Annual Meeting

The board has adopted the following policy on director attendance at meetings: Absent extenuating circumstances, directors are expected to attend in person our Annual Meeting of Stockholders, all regularly scheduled board and committee meetings and to participate telephonically in regularly scheduled board and committee meetings when they are unable to attend in person. All of our directors attended our 2008 Annual Meeting of Stockholders.

COMPENSATION OF DIRECTORS

The following table provides information concerning the compensation of our directors for 2008.

Director Compensation Table

						Change in
						Pension
						Value and
						Nonqualified
	Fees Earned				Non-Equity	Deferred
	or Paid	Stock		Option	Incentive Plan	Compensation	All Other
Name	in Cash ($)	Awards ($)		Awards ($)	Compensation ($)	Earnings	Compensation ($)		Total ($)
(a)	(b)	(c)		(d)	(e)	(f)	(g)		(h)

Katherine A. Cattanach	$65,000	$90,000	(1)(2)	-0-	-0-	-0-	$9,907	(3)	$164,907
Eric J. Foss	65,000	90,000	(1)(2)	-0-	-0-	-0-	9,907	(3)	164,907
Robert P. Freeman	65,000	90,000	(1)(2)	-0-	-0-	-0-	9,907	(3)	164,907
Jon A. Grove	65,000	90,000	(1)(2)	-0-	-0-	-0-	9,907	(3)	164,907
James D. Klingbeil	65,000	90,000	(1)(2)	-0-	-0-	-0-	9,907	(3)	164,907
Robert C. Larson	100,000 (4)	180,000	(1)(2)	-0-	-0-	-0-	15,852	(3)	295,852
Thomas R. Oliver	72,500	90,000	(1)(2)	-0-	-0-	-0-	9,907	(3)	172,407
Lynne B. Sagalyn	65,000	90,000	(1)(2)	-0-	-0-	-0-	9,907	(3)	164,907
Mark J. Sandler	65,000	90,000	(1)(2)	-0-	-0-	-0-	9,907	(3)	164,907
Thomas W. Toomey(5)	-0-	-0-		-0-	-0-	-0-	-0-		-0-
Thomas C. Wajnert	65,000	90,000	(1)(2)	-0-	-0-	-0-	9,907	(3)	164,907

(1)	The dollar amount reflected in the “Stock Awards” column reflects the aggregate grant date value, computed in accordance with FAS 123(R), of a grant of 4,505 shares (9,009 shares for a non-employee Chairman of the Board) of restricted common stock or $19.98 per share, which vests on the anniversary date of the grant, as discussed below under “Director Compensation Table Discussion.”

(2)	The following table sets forth the restricted stock awards and non-qualified stock option awards outstanding as of December 31, 2008 for each of our non-employee directors. Mr. Toomey’s holdings are set forth under the heading “Executive Compensation” in this proxy statement. The restrictions relating to these awards are described in more detail below under the heading “2008 Director Compensation Program.”

		Non-Qualified Stock
	Restricted Stock	Option Awards
Director	Awards Outstanding*	Outstanding

Katherine A. Cattanach	4,505	-0-
Eric J. Foss	4,505	-0-
Robert P. Freeman	4,505	-0-
Jon A. Grove	4,505	55,279
James D. Klingbeil	4,505	-0-
Robert C. Larson	9,009	19,231
Thomas R. Oliver	4,505	-0-
Lynne B. Sagalyn	4,505	33,943
Mark J. Sandler	4,505	-0-
Thomas C. Wajnert	4,505	-0-

*	Does not include 3,000 shares of restricted stock that were forfeited in January 2009. Restricted stock awards granted on January 5, 2009 pursuant to our 2009 independent director compensation program are discussed below under “2009 Director Compensation Program.”

(3)	The dollar amount in this column includes dividends on all outstanding stock awards, including performance based contingent awards.

(4)	Mr. Larson is Chairman of the Board of Directors and as such he received an annual retainer of $100,000 in 2008.

(5)	Mr. Toomey is our Chief Executive Officer and President. Because he is an employee of the company, he receives no additional compensation for service as a director of the company. His total compensation for 2008 is set forth below under the heading “Executive Compensation.”

Director Compensation Table Discussion

Our board of directors has retained Mercer Human Resource Consulting (“Mercer”), a nationally recognized consulting firm, to assist the Compensation Committee, in consultation with the Chairman of the Board and the board of directors, in structuring a compensation program for the board of directors. Mercer reviewed information concerning director pay from our REIT peer group and the National Association of Corporate Directors 2006-2008 Director Compensation Report.

Our compensation program for independent directors is designed to attract and retain highly qualified board members who can work with senior management to establish key strategic goals in support of long-term stockholder value creation. For 2008, the program consisted of a combination of cash retainers for board and committee service and service-based restricted stock. Total compensation associated with cash retainers and restricted stock was targeted at the median level of the designated peer group of apartment REITs. Annual retainers for board and committee service were set at competitive levels in recognition of the time commitments and responsibility levels associated with serving on public company boards within the current environment.

We believe that the attraction and retention of quality board members has become more challenging as a result of global and domestic trends in corporate governance and regulation and competition for qualified, talented director candidates. As a result we expect to continue to review our independent director compensation annually to ensure that we are competitive and to allow us to recruit and retain qualified candidates to serve as directors of the company.

2008 Director Compensation Program

On October 15, 2007, the board approved the independent director compensation program for 2008, which was unchanged from the 2007 program. On May 30, 2008, the board amended the 2008 program with the following terms.

Retainer.  For 2008, each non-employee director received an annual retainer fee of $50,000 ($100,000 for a non-employee Chairman of the Board). Non-employee directors, other than committee chairpersons and the non-executive Chairman of the Board, also received an annual retainer fee of $7,500 for each committee on which they served. The chairpersons of each of the Audit, Compensation and Governance Committees received an annual retainer fee of $15,000. Under the 2008 program as amended, non-employee directors who were members of the Executive Committee, other than the Chairman of the Board, received an annual retainer fee of $7,500 for their service on the Executive Committee. These fees were paid in January 2008.

Stock Grant.  Each non-employee director also received a grant of $90,000 in value of shares of restricted stock ($180,000 for a non-employee Chairman of the Board) priced at $19.98 per share, which was the closing price of our common stock on January 2, 2008, the date of the grant. Under the 2008 program as amended, the 4,505 shares of restricted stock that were granted to each non-employee director (9,009 shares for the non-employee Chairman of the Board) will vest on the anniversary of the date of grant. The non-employee directors receiving restricted stock are entitled to receive dividends during the vesting period; however, any unvested shares at the end of the three-year vesting period will be returned to us and cancelled.

Directors who are also employees of the company receive no additional compensation for service as a director. All directors are reimbursed for expenses incurred in connection with attending a board meeting or committee meeting in accordance with our Director Expense Reimbursement Policy.

2009 Director Compensation Program

Retainer.  Director compensation for 2009 remains unchanged from the compensation paid in 2008. In 2009, each non-employee director will receive an annual retainer fee of $50,000 ($100,000 for a non-employee Chairman of the Board). Non-employee directors, other than committee chairpersons, also receive an annual retainer fee of $7,500 for each committee on which they serve. The chairpersons of each of the Audit, Compensation and Governance Committees receive an annual retainer fee of $15,000. Non-employee directors who are members of the Executive Committee, other than the Chairman of the Board, also receive an annual retainer fee of $7,500 for their service on the Executive Committee and the Chairperson of the Executive Committee, other than the Chairman of the Board, receives an annual retainer fee of $15,000. These fees were paid in January 2009.

Stock Grant.  On January 5, 2009, each non-employee director also received a grant of $90,000 in value of shares of restricted stock ($180,000 for a non-employee Chairman of the Board) priced at approximately $13.92 per share, which was the average closing price of our common stock for the trailing twenty (20) days ended January 5, 2009, the date of the grant. The 6,464 shares of restricted stock (12,929 shares for the non-employee Chairman of the Board) will vest on the anniversary of the date of grant. The non-employee directors receiving restricted stock are entitled to receive dividends during the vesting period; however, any unvested shares at the end of the one-year vesting period will be returned to us and cancelled.

Directors who are also employees of the company receive no additional compensation for service as a director. All directors are reimbursed for expenses incurred in connection with attending a board meeting or committee meeting in accordance with our Director Expense Reimbursement Policy.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The individuals listed below have been nominated for election to the board. If any of the nominees is unable or declines to serve as a director at the time of the meeting, the proxies will be voted for any nominee who is designated by the present board of directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. The directors elected will hold their respective offices until the next annual meeting of stockholders or until their successors are elected and qualified.

Name of Nominee	Age	Position(s) with the Company	Director Since

Katherine A. Cattanach	63	Director	2006
Eric J. Foss	50	Director	2003
Robert P. Freeman	63	Director	1998
Jon A. Grove	64	Director	1998
James D. Klingbeil	73	Vice Chairman of the Board	1998
Robert C. Larson	74	Chairman of the Board	2000
Thomas R. Oliver	68	Director	2003
Lynne B. Sagalyn	61	Director	1996
Mark J. Sandler	66	Director	1996
Thomas W. Toomey	48	Chief Executive Officer, President and Director	2001
Thomas C. Wajnert	65	Director	2006

There is no family relationship between any of our directors or executive officers.

Katherine A. Cattanach, Ph.D. was a General Partner of INVESCO Private Capital, Inc. (formerly Sovereign Financial Services, Inc.), a company specializing in private equity investments, from 1987 to 2005. From 2005 to March 2006, she served as a director and member of the audit and compensation committees of Collect America, Ltd. She is currently a member and Vice Chair of the Denver Museum of Nature and Science

Foundation Board and a member, former director and President of the Denver Society of Security Analysts. She is active in and serves as a member of numerous charitable organizations.

Eric J. Foss is Chairman, President and Chief Executive Officer of The Pepsi Bottling Group, Inc. From September 2005 to July 2006, Mr. Foss served as the Chief Operating Officer of The Pepsi Bottling Group, Inc. Previously, Mr. Foss served as the President of the North America division of Pepsi Bottling Group, Inc. from September 2001 to September 2005. Mr. Foss also served as Executive Vice President of the North America division of Pepsi Bottling Group, Inc., from August 2000 to September 2001, was Senior Vice President of Sales and Marketing for the North America division of Pepsi Bottling Group, Inc., from March 1999 to August 2000 and was General Manager of European Operations for PepsiCo from December 1996 to March 1999.

Robert P. Freeman has served as Senior Managing Director and Principal of Greyfields Investors LLC, a real estate private equity company, since 2007, and has also served as President of Landfall Capital LLC, a private real estate merchant bank, since 2001. Previously, Mr. Freeman was a Managing Director of Wells Hill Partners, Ltd., a real estate investment banking firm, from 1999-2001 and a Managing Director of Lazard Frères & Co. LLC, a private investment bank, and President of Lazard Frères Real Estate Investors, L.L.C., a real estate investment company, from 1992 to 1999. Each of the companies mentioned is based in New York, New York. He is active in and serves as a director of numerous private companies and charitable organizations.

Jon A. Grove was the Chairman, President and Chief Executive Officer of ASR Investments Corporation since its organization in 1987 until our acquisition of ASR in 1998. He currently serves as a director of American Southwest Holdings, Inc. in Phoenix, Arizona.

James D. Klingbeil is Vice Chairman of the Board of Directors and the Chairman and Chief Executive Officer of Klingbeil Multifamily Fund IV, Klingbeil Multifamily Fund V (f/k/a American Apartment Communities III), Klingbeil Multifamily Fund VI, Klingbeil Multifamily Fund VII and Klingbeil Multifamily Fund VIII. He was Chairman and Chief Executive Officer of American Apartment Communities II from 1995 until its merger with the company in December of 1998. He is also Chairman and Chief Executive Officer of Klingbeil Capital Management and The Klingbeil Company. He currently serves as a director of Broad Street Financial and numerous other private companies. He is also the past Chairman and a lifetime member of the Board of Trustees of the Urban Land Institute and Chairman of the ULI Foundation Board.

Robert C. Larson has been Chairman of the Board of Directors since March 2001. He is a Senior Advisor of Lazard Alternative Investments LLC and Chairman and Senior Advisor of Lazard Real Estate Partners LLC. He is also chairman of Larson Realty Group, a privately owned, Detroit-based company engaged in real estate investment, development, management and leasing. He was a Managing Director of Lazard Frères & Co. LLC from 1999 until May 2005. Prior to joining Lazard, Mr. Larson was Chairman of the Taubman Realty Group from 1990 until 1998, Chief Executive Officer from 1988 through 1990 and President and Chief Operating Officer from 1978 until 1988. Mr. Larson currently serves as a Director of Atria Senior Living Group, Inc.

Thomas R. Oliver was Chairman of InterContinental Hotels, Inc. from 2002 until his retirement on March 31, 2003. From 1997 to October 2002 he also served as Chief Executive Officer of InterContinental Hotels, Inc. From 1996 to 1997 he was Chief Executive Officer of AudioFax, Inc. and from 1993 to 1996 he was Chief Executive Officer of VoiceCom Systems, Inc. From 1991 to 1993 Mr. Oliver served as Chief Operating Officer and Executive Vice President of Worldwide Customer Operations for FedEx. At FedEx he led the development and launch of the FedEx letter packaging concept, and created and led the quality process that enabled FedEx to become the first American service company to win the United States Malcolm Baldrige National Quality Award. He currently serves as a director of Interface, Inc., the world’s largest manufacturer and marketer of carpet tiles.

Lynne B. Sagalyn, Ph.D. has been the Earle W. Kazis and Benjamin Schore Professor of Real Estate and Director of the Paul Milstein Center for Real Estate at Columbia Business School since July 2008, positions she also held from 1992 through 2003. From January 2004 to July 2008 she was a Professor of Real Estate

Development and Planning at the University of Pennsylvania, with appointments in both the School of Design (City Planning) and the Wharton School (Real Estate). She is an associate professor of Planning and Real Estate Development at Massachusetts Institute of Technology. Currently, she is also on the faculty of the Weimer School for Advanced Studies in Real Estate and Land Economics. Dr. Sagalyn is a trustee and Chair of the Audit Committee of Capital Trust, Inc., a public real estate investment trust that specializes in real estate lending and a member of the Advisory Board of Goldman Family Enterprises. She also serves on the Board of Directors of the Regional Plan Association of New York, an independent not-for-profit regional planning organization. In addition, she has also served on the New York City Board of Education Chancellor’s Commission on the Capital Plan.

Mark J. Sandler was a Senior Managing Director of Bear, Stearns & Co., Inc., an investment banking firm, in charge of its real estate operations until his retirement in October 1988. From 1968 through 1980 he was a Partner with Donaldson Lufkin & Jenrette, an investment banking firm. Since that time, Mr. Sandler has managed his personal and family investments. He served as a Trustee of Amherst College and of Northfield Mt. Hermon School and was also a founder of New Jersey SEEDS, which provides private school education for gifted, motivated but financially disadvantaged children.

Thomas W. Toomey has been our Chief Executive Officer and President since February 2001. Prior to joining us, Mr. Toomey was with Apartment Investment and Management Company, or AIMCO, a publicly traded real estate investment trust, where he served as Chief Operating Officer for two years and Chief Financial Officer for four years. During his tenure at AIMCO, Mr. Toomey was instrumental in the growth of AIMCO from 34,000 apartment homes to 360,000 homes. He has also served as a Senior Vice President at Lincoln Property Company, a national real estate development, property management and real estate consulting company, from 1990 to 1995. He currently serves as a member of the board of the National Association of Real Estate Investment Trusts, the National MultiHousing Council, a member of the Real Estate Roundtable, an Urban Land Institute Governor and a trustee of the Oregon State University Foundation.

Thomas C. Wajnert currently serves as a Senior Advisor to Irving Place Capital Partners. Mr. Wajnert had been Managing Director of Fairview Advisors, LLC, a merchant bank, from January 2002 to July 2006. He was Chairman and Chief Executive Officer of SEISMIQ, Inc, a provider of advanced technology to the commercial finance and leasing industry, from its founding in April 2000 until December 2001. Mr. Wajnert also was the Chairman of EPIX Holdings, Inc., a professional employer organization, from March 1998 until November 2003, where he also served as Chief Executive Officer from March 1998 to April 1999. Previously, Mr. Wajnert was Chairman of the Board of Directors from January 1992 until December 1997, and Chief Executive Officer from November 1984 until December 1997, of AT&T Capital Corporation (NYSE), a commercial finance and leasing company. He was self-employed from December 1997 to March 1998. Mr. Wajnert serves on the boards of directors of Reynolds American, Inc. (NYSE) and NYFIX, Inc. (NASDAQ).

Vote Required and Board of Directors’ Recommendation

The eleven nominees receiving the highest number of affirmative votes cast at the meeting shall be elected as directors.

Our board of directors recommends that the stockholders vote “FOR” the director nominees listed above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the shares of our common stock beneficially owned by (1) each of our directors, (2) the named executive officers, (3) all of our directors and executive officers as a group, and (4) all persons known by us to beneficially own more than 5% of our outstanding voting stock. We have determined the beneficial ownership shown on this table in accordance with the rules of the SEC. Under those rules, shares are considered beneficially owned if held by the person indicated, or if such person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares the power to vote, to direct the voting of and/or to dispose of or to direct the disposition of such security. Except as otherwise indicated in the accompanying footnotes, beneficial ownership is shown as of March 23, 2009.

	Amount and Nature of Beneficial Ownership
				Shares for Which
				Beneficial
			Shares for Which	Ownership can
			Beneficial	be Acquired
			Ownership can	upon
	Shares		be Acquired	Redemption of	Total Beneficial Ownership
	Beneficially		Within 60	Partnership	Number of	Percent of
Name of Beneficial Owner	Owned		Days(1)	Interests(2)	Shares(1)(3)	Class(3)(4)

James D. Klingbeil	104,426	(5)	—	2,237,282 (5)	2,341,708	1.55%
Thomas W. Toomey	706,302		534,215	665,860	1,906,377	1.27%
W. Mark Wallis	457,140	(6)	428,027	—	885,167	*
Jon A. Grove	270,355		453,703	—	724,058	*
Warren L. Troupe	281,451		222,202	—	503,653	*
Richard A. Giannotti	182,056		40,600	—	222,656	*
Mark J. Sandler	172,125	(7)	—	—	172,125	*
Lynne B. Sagalyn	66,315	(8)	36,749	—	103,064	*
Robert P. Freeman	86,337		—	—	86,337	*
Thomas R. Oliver	83,894	(9)	—	—	83,894	*
Robert C. Larson	44,226		20,821	—	65,047	*
David L. Messenger	27,703		14,806	—	42,509	*
Eric J. Foss	25,677		—	—	25,677	*
Katherine A. Cattanach	17,999		—	—	17,999	*
Thomas C. Wajnert	16,404		—	—	16,404	*
All directors and executive officers as a group (23 persons)	2,773,918		1,833,679	2,927,453	7,535,050	4.90%
Barclay’s Global Investors, N.A.(10)	11,419,404		—	—	11,419,404	7.66%
The Vanguard Group Inc.(11)	9,966,177		—	—	9,966,177	6.68%
FMR LLC(12)	9,770,797		—	—	9,770,797	6.55%
ING Clarion Real Estate Securities, L.P.(13)	8,247,102		—	—	8,247,102	5.53%
Cohen & Steers, Inc.(14)	7,909,903		—	—	7,909,903	5.30%

*	Represents beneficial ownership of less than 1%, based on 149,112,455 shares of common stock outstanding as of March 23, 2009. On March 23, 2009, there were 2,803,812 shares of our Series E preferred stock and 2,903,575 shares of our Series F preferred stock outstanding.

(1)	Assumes exercise in full of all options exercisable within 60 days of March 23, 2009, by our directors and executive officers. For Mr. Grove, this also includes 396,020 shares beneficially held in ASR Investments Corporation Key Executive Share Option Plan.

(2)	Includes the number of shares of common stock into which partnership units (“OP Units”) of United Dominion Realty, L.P., a Delaware limited partnership (“UDR LP”), beneficially owned by the person are redeemable if the company elects to issue shares of common stock rather than pay cash on such redemption. The holder of the OP Units has the right to require UDR LP to redeem all or a portion of the OP Units held by the holder in exchange for a cash payment based on the market value of our common stock at the time of redemption. However, UDR LP’s obligation to pay the cash amount is subject to the prior right of the company to acquire such OP Units in exchange for either the cash amount or shares of our common stock.

(3)	Such beneficial ownership calculations assume that all OP Units beneficially owned by the person indicated and outstanding as of March 23, 2009, are redeemed in exchange for shares of common stock (notwithstanding any holding period requirements or exchange rights). See Notes (2) and (5).

(4)	Based on 149,112,455 shares of common stock outstanding at the close of business on March 23, 2009. Shares issuable pursuant to options which are exercisable within 60 days of March 23, 2009, or upon redemption of the OP Units, are deemed outstanding for computing the percentage of the person holding such options or shares, but are not deemed outstanding for computing the percentage of any other person.

(5)	Shares beneficially owned include 44,345 shares of common stock held by PKD Foundation. Mr. Klingbeil has the power to direct the voting of such shares. Mr. Klingbeil is deemed to indirectly beneficially own 2,237,282 shares of common stock into which OP Units directly owned by certain limited partnerships and limited liability companies are redeemable if the company elects to issue shares of common stock rather than pay cash on such redemption. Includes 1,108,805 OP Units pledged as security.

(6)	Includes 3,620 shares of common stock indirectly held by a SEP IRA and 32,679 shares of common stock owned by Wallis Investments LLC.

(7)	Includes 15,000 shares indirectly held in a trust for Mr. Sandler’s children.

(8)	Includes 1,296 shares of common stock held by Dr. Sagalyn’s husband and 500 shares of common stock jointly owned by Dr. Sagalyn and her daughter, which shares Dr. Sagalyn may be deemed the beneficial owner of as a result of her shared power to vote and dispose of such shares. Dr. Sagalyn disclaims any beneficial ownership interest in such shares. Includes 3,000 shares of common stock pledged as security.

(9)	Includes 77,430 shares of common stock indirectly held in a trust for Mr. Oliver’s family.

(10)	Beneficial ownership is as of December 31, 2008, as reflected in a statement on Schedule 13G filed by Barclays Global Investors, NA (“Barclays”) with the SEC on February 5, 2009. Based on information contained in the Schedule 13G, Barclays is the beneficial owner of 11,419,404 shares or 7.66% of our common stock as a result of acting as investment adviser to various investment companies discussed below. The ownership of Barclays amounted to 5,141,503 shares. Barclays has its principal business office at 400 Howard Street, San Francisco, CA 94105. Barclays has the sole power to dispose of the 5,141,503 shares owned and the sole power to vote or direct the voting of 4,334,918 shares owned. The ownership of Barclays Global Fund Advisors amounted to 5,531,604 shares. Barclays Global Fund Advisors has its principal business office at 400 Howard Street, San Francisco, CA 94105. Barclays Global Fund Advisors has the sole power to dispose of the 5,531,604 shares owned and the sole power to vote or direct the voting of 4,762,680 shares owned. The ownership of Barclays Global Investors, Ltd. amounted to 367,311 shares. Barclays Global Investors, Ltd. has its principal business office at 1 Royal Mint Court, London, EC3N 4HH. Barclays Global Investors, Ltd. has the sole power to dispose of the 367,311 shares owned and the sole power to vote or direct the voting of 237,590 shares owned. The ownership of Barclays Global Investors Japan Limited amounted to 342,509 shares. Barclays Global Investors Japan Limited has its principal business office at Ebisu Prime Square Tower 8th Floor, 1-1-39 Hiroo Shibuya-Ku, Tokyo 150-8402 Japan. Barclays Global Investors Japan Limited has the sole power to dispose of, and the sole power to vote or direct the voting of, the 342,509 shares owned. The ownership of Barclays Global Investors Australia Limited amounted to 32,419 shares. Barclays Global Investors Australia Limited has its principal business office at Level 43, Grosvenor Place, 225 George Street, Sydney, Australia NSW 1220. Barclays Global Investors Australia Limited has the sole power to dispose of, and the sole power to vote or direct the voting of, the 32,419 shares owned. The ownership of Barclays Global Investors Canada Limited amounted to 4,058 shares. Barclays Global Investors Canada Limited has its principal business office at Brookfield Place 161 Bay Street, Suite 2500, Toronto, Ontario Canada M5J 2S1. Barclays Global Investors Canada Limited has the sole power to dispose of, and the sole power to vote or direct the voting of, the 4,058 shares owned.

(11)	Beneficial ownership is as of December 31, 2008, as reflected in a statement on Schedule 13G filed by The Vanguard Group Inc. (“Vanguard”) with the SEC on February 13, 2009. Based on information contained in the Schedule 13G, Vanguard is the beneficial owner of 9,966,177 shares or 6.68% of our common stock. Vanguard has its principal business office at 100 Vanguard Blvd., Malvern, PA 19355. Vanguard has the sole power to dispose of the 9,966,177 shares owned and the sole power to vote or direct the voting of 64,659 shares owned. Vanguard Fiduciary Trust Company, a wholly owned subsidiary of Vanguard, is the beneficial owner of 64,659 shares. Vanguard Fiduciary Trust Company has the sole power to vote or direct the voting of the 64,659 shares owned.

(12)	Beneficial ownership is as of December 31, 2008, as reflected in a statement on Schedule 13G filed by FMR LLC with the SEC on February 17, 2009. Based on information contained in the Schedule 13G, Fidelity Management Research Company (“Fidelity”), a wholly owned subsidiary of FMR LLC, is the beneficial owner of 9,770,797 shares or 6.55% of our common stock as a result of acting as investment adviser to various investment companies. FMR LLC and Fidelity have their principal place of business at 82 Devonshire Street, Boston, Massachusetts 02109. The ownership of one investment company, Real Estate Investment Portfolio, amounted to 7,307,362 shares of common stock. Real Estate Investment Portfolio has its principal business office at 82 Devonshire Street, Boston, Massachusetts 02109. Edward C. Johnson 3d, FMR LLC, through its control of Fidelity, and the funds each has the sole power to dispose of the 8,450,107 shares owned by the funds. Neither FMR LLC nor Edward C. Johnson 3d, Chairman of FMR LLC, has the sole power to vote or direct the voting of the shares owned directly by the Fidelity funds, which power resides with the funds’ Board of Trustees. Pyramis Global Advisors, LLC (“Pyramis”), is the beneficial owner of 188,404 shares as a result of its serving as investment manager of the institutional account(s). Edward C. Johnson 3d and FMR LLC, through its control of Pyramis, each has the sole power to dispose of, and the sole power to vote or to direct the voting of, 188,404 shares of common stock owned by the institutional account(s). Strategic Advisers, Inc. provides investment advisory services to individuals. As such, FMR LLC’s beneficial ownership includes 4,686 shares of the common stock outstanding, beneficially owned through Strategic Advisers, Inc., which has a principal place of business at 82 Devonshire Street, Boston, MA 02109. FIL Limited and various foreign-based subsidiaries provide investment advisory and management services to a number of non-U.S. investment companies and certain institutional investors. FIL Limited is the beneficial owner of 1,067,600 shares. FIL Limited’s principal place of business is Pembroke Hall, 42 Crow Lane, Hamilton, Bermuda. Pyramis Global Advisors Trust Company, with a principal place of business at 900 Salem Street, Smithfield, Rhode Island 02917,is the beneficial owner of 60,000 shares as a result of its serving as investment manager of institutional accounts owning such shares. Edward C. Johnson 3d and FMR LLC, through its control of Pyramis Global Advisors Trust Company, each has sole power to dispose of, and to vote or direct the voting of, the 60,000 shares owned by the institutional accounts.

(13)	Beneficial ownership is as of December 31, 2008, as reflected in a statement on Schedule 13G/A filed by ING Clarion Real Estate Securities, L.P. (“ING”) with the SEC on March 13, 2009. Based on information contained in the Schedule 13G/A, ING is the beneficial owner of 8,247,102 shares or 5.53% of our common stock. ING has its principal business office at 201 King of Prussia Road, Suite 600, Radnor, PA 19087. ING has the sole power to dispose of 8,247,102 shares owned and the sole power to vote or direct the voting of 4,657,802 shares owned.

(14)	Beneficial ownership is as of December 31, 2008, as reflected in a statement on Schedule 13G filed by Cohen & Steers, Inc. (“C&S”) with the SEC on February 17, 2009. Based on information contained in the Schedule 13G, C&S is the beneficial owner of 7,909,903 shares or 5.30% of our common stock. C&S has its principal business office at 280 Park Ave., 10th Floor, New York, NY 10017. C&S has the sole power to dispose of the 7,909,903 shares owned and the sole power to vote or direct the voting of 7,080,468 shares owned. Cohen & Steers Capital Management, Inc., a wholly owned subsidiary of C&S, is the beneficial owner of 7,844,967 shares. Cohen & Steers Capital Management, Inc. has its principal business office at 280 Park Ave., 10th Floor, New York, NY 10017. Cohen & Steers Capital Management, Inc. has the sole power to dispose of the 7,844,967 shares owned and the sole power to vote or direct the voting of 7,041,435 shares owned. Cohen & Steers Europe S.A., which is jointly owned by C&S and Cohen & Steers Capital Management, Inc., is the beneficial owner of 64,936 shares. Cohen & Steers Europe S.A. has its principal business office at Chausee de la Hulpe 116, 1170 Brussels, Belgium. Cohen & Steers Europe S.A. has the sole power to dispose of the 64,936 shares owned and the sole power to vote or direct the voting of 39,033 shares owned.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Design and Philosophy

Our compensation programs are designed to further our strategic plan and our goal of increasing stockholder value by providing equitable economic motivation to our executive officers and other key employees. The compensation of each of our executive officers is influenced significantly by the executive officer’s performance, measured by financial, non-financial and market performance, as well as the compensation levels of appropriate peer group companies. More specifically, our compensation program seeks to:

•	be grounded in the mission of our business and reflect key strategic imperatives and talent needs;

•	become a strategic advantage rather than simply a means for staying competitive;

•	provide appropriate incentives for the executive officers while aligning their interests with those of our stockholders;

•	attract and retain management talent by providing compensation competitive with other publicly traded and privately held real estate investment companies;

•	focus executive officers on current and long-term business objectives and critical issues; and

•	remain consistent with our operating style, shared values, compensation history and overall culture.

Our Compensation Committee, which is composed of independent directors, is responsible for developing and administering compensation programs for (1) executive officers, including base salaries and short-term and long-term incentive compensation plans, and (2) long-term incentive compensation plans for all of our associates. The independent directors meet each year in executive session, without the CEO present, to evaluate the performance of our CEO. Our CEO makes recommendations to, and consults with, the Compensation Committee as to the amount of proposed base salaries for the executive officers who report directly to our CEO. After such consultation, the Compensation Committee sets the base salaries for the year for these executive officers and approves salary ranges for other executive officers, typically through competitive “benchmarking” based primarily on salaries paid for similar positions within the real estate and REIT industry (with an emphasis on the multi-family sector) as published in industry statistical surveys and the proposed base salary relative to that of the other executive officers.

Our compensation philosophy is that total direct compensation, or TDC, which consists of base salary, short-term incentive compensation and long-term incentive compensation should be targeted at the 50th percentile to 75th percentile of similarly-sized relevant peer group companies when performance objectives are met. As an executive officer’s level of responsibility increases consistent with his relative ability to impact long-term performance of the company, a greater portion of TDC is based on long-term performance-based incentive compensation and less on base salary, thereby creating the potential for greater variability in the individual’s compensation level from year to year. Performance-based compensation can significantly exceed median levels for superior results and fall well below median levels when performance objectives are not achieved. With respect to our senior executives, such as our named executive officers, the peer group is made up of a diversified group of thirteen comparably-sized public REITs. For 2008, this peer group, which we refer to as the “diversified public REIT peer group,” included the following companies: Apartment Investment and Management Company (NYSE: AIV), AvalonBay Communities Inc. (NYSE: AVB), BRE Properties, Inc. (NYSE: BRE), Camden Property Trust (NYSE: CPT), CBL & Associates Properties, Inc. (NYSE: CBL), Colonial Properties Trust (NYSE: CLP), Developers Diversified Realty Corporation (NYSE: DDR), Essex Property Trust (NYSE: ESS), Home Properties, Inc. (NYSE: HME), Liberty Property Trust (NYSE: LRY), The Macerich Company (NYSE: MAC), Mack-Cali Realty Corporation (NYSE: CLI) and Regency Centers Corporation (NYSE: REG). Two additional companies that we used for the peer group in 2007 are now privately held (Archstone-Smith Trust and New Plan Excel Realty Trust, Inc.) and therefore are not included in our peer group for 2008. With respect to our other executive officers, the peer group includes other publicly traded and private real estate investment companies against which we compete.

Compensation Consultants.  We have engaged Mercer Human Resource Consulting to advise the Compensation Committee on all principal aspects of executive compensation, including competitiveness of the program design, and provide analysis with respect to the named executive officers and other executive officers. Mercer reports directly to the Compensation Committee and the Compensation Committee is free to replace Mercer or to hire additional consultants from time to time.

As part of their engagement, Mercer provides the Compensation Committee and the CEO with a market pay analysis of composite market values for base salary, total cash compensation (consisting of base salary plus annual incentives), LTI and total direct compensation. In addition, Mercer reviews the competitiveness of the pay levels of our named executive officers and company performance against pay and performance levels for a diversified REIT peer group of thirteen comparably-sized REITs, a number of whom are direct competitors with the company. For 2008, the diversified REIT peer group included the companies previously listed under “Compensation Design and Philosophy.” The Compensation Committee also considers recommendations from management (and any consultants retained by management) and reviews information concerning compensation offered by other companies in the REIT industry, as well as other publicly traded companies similar in size and growth rate to the company.

Components of Our Compensation

The mix, level and structure of the elements of TDC (base salary, short-term incentive compensation and long-term incentive, or “LTI,” compensation), reflect real estate industry practices as well as the executive’s role and relative impact on business results consistent with our variable pay-for-performance philosophy. An analysis by Mercer Human Resource Consulting using information from 2006 to 2008 reflects that the average market median compensation mix for the overall compensation of the top five named executive officer positions was as follows: (1) for the CEO, base salary was 23%, short-term incentive compensation was 27% and LTI compensation was 50%, and (2) for the other four named executive officers, base salary was 28%, short-term incentive compensation was 25% and LTI compensation was 47%. Under our compensation structure, the mix of base salary, short-term incentive compensation and LTI compensation has varied. For our CEO and Executive Vice Presidents (and equivalents) for the same time period, the base salary was approximately 20%-25% of TDC, short-term incentive compensation has been approximately 40%-45%, and LTI compensation has been approximately 35%-40%.

Base Salary.  Base salaries for our named executive officers are designed to reward individual effort associated with job-related duties and to attract and retain talented executive officers for our company. The Compensation Committee annually reviews and determines the base salary of our named executive officers in consultation with our CEO. Base salaries are determined through competitive “benchmarking” based primarily on general industry salary surveys and supplemented by detailed analysis of selected industry or market peers. Base salaries are generally targeted at the 50th percentile of the peer group companies. In setting base salaries for named executive officers, the Compensation Committee considers the individual officer’s qualifications, performance against specific goals and the competitive market for qualified executives.

Short-Term Incentive Compensation.  Short-term incentive compensation for our named executive officers is designed to motivate the named executive officers to achieve company and individual goals by rewarding performance measured against key annual and long-term financial, individual and strategic objectives (generally derived from our business plans and those of our major business units) and, for the CEO, using the independent directors’ evaluation of his performance towards achieving long-term goals. Short-term incentive compensation awards are based on pre-determined weighting between company performance and individual performance. For 2008, we weighted company performance generally at 25% and individual performance generally at 75%; for 2009 we decided to change the weighting to 60% to 70% based on company performance and 30% to 40% based on individual performance. Short-term incentive compensation is measured against performance measures such as: total shareholder return, Funds From Operations (“FFO”) growth, earnings multiple improvement, same store revenue growth, same store expense growth, dividend growth and FFO payout ratio. Short-term incentive compensation is targeted at the 50th percentile (of the peer group) for achieving the required minimum performance and 100th percentile (of the peer group) for superior performance. With respect to other executive officers, each executive sets specific goals which are reviewed with our CEO who establishes performance measures and targets that vary based on company, departmental and personal performance objectives. The company’s overall short-term incentive compensation structure is reviewed annually by the Compensation Committee.

Long-Term Incentive Compensation.  Our LTI compensation plans are designed to foster significant ownership of our common stock by our management, to align the interests of our management with the creation of stockholder value and to motivate our management to achieve long-term growth and success of our company. The Compensation Committee reviews the LTI compensation programs at least annually to ensure that the key elements continue to meet the company’s objective of enhancing the alignment of our executive officers’ interest with those of our stockholders.

For 2008, the components of our LTI compensation were Performance Accelerated Restricted Stock Awards (“PARS”) under the 1999 Long-Term Incentive Plan and time vested restricted stock grants, which focus on current year FFO or Same Store Net Operating Income (“SSNOI”) or Net Asset Value (“NAV”) results compared to our target and to a peer group consisting of apartment REITS (using a matrix with FFO results compared to target as the primary component and performance compared to the peer group as a modifier). For 2008, the Compensation Committee eliminated the Out-Performance Program, which was linked to the company’s share price.

For 2009, LTI compensation for most executive officers will be based upon an FFO target, SSNOI target and cash availability target. In 2009, LTI compensation for our three top executives will be payable in stock options or restricted shares of common stock with the executive having the option to take up to 50% of the total award in restricted shares. The stock options will be subject to a three-year vesting period with an additional term of seven years in which the executive officer may exercise the options. Upon termination of employment after vesting, the executive officer will have a 90 day period to exercise the options with the Compensation Committee having the discretion to extend this up to the original period. The stock options additionally require the executive to retain shares equal to 27.5% of the “after tax profit” upon exercise (market price less exercise price time the number of options exercised) until termination of employment. The number of options will be determined using the Black-Scholes Merton formula for estimating the option value and the exercise price will be based on the market value of the company’s stock on the date of the grant. Where the executive officer elects to receive restricted shares, the proportionate amount of the award was reduced by 10% and the number of shares determined using the market value on the date of grant. The restricted shares will vest pro rata over a three-year period and vesting of the restricted shares will be contingent on achieving an FFO per share of $1.00 in 2009.

Retirement Plans.  We have a Profit Sharing Plan, which is a defined contribution plan covering all eligible full-time employees. Under the Profit Sharing Plan, we make discretionary profit sharing and matching contributions to the plan as determined by the Compensation Committee. Details regarding our matching contributions for our named executive officers are set forth below under the Summary Compensation Table.

Perquisites and Other Benefits.  The primary perquisites that we offer to our CEO and our other senior managers at or above the level of executive vice president (and equivalents) are company-paid health insurance (including dental), life insurance, disability insurance and accidental death and disability insurance. Our CEO and other executive officers also participate in our other benefit plans on the same terms as other employees. These plans include group health insurance, dental insurance, long-term disability insurance and life insurance. In order to help us attract and retain qualified personnel, we also offer relocation benefits, but these benefits are individually negotiated when they occur.

We review our policies with respect to perquisites on a regular basis to consider whether the perquisites should be maintained and whether, or to what extent, it may be appropriate for us to discontinue particular perquisites or to require repayment of the cost of perquisites. During 2008, we did not change our policies with respect to perquisites that we offer to our CEO and other named executive officers.

2008 Compensation

How We Determined Compensation for 2008.  Base salaries for 2008 were determined through competitive “benchmarking” based primarily on detailed analysis of selected industry peers. Base salaries for our named executive officers are generally at the median level of the base salary of companies in the relevant peer group which, for 2008, consisted of the diversified REIT peer group companies previously listed under “Compensation Design and Philosophy.” In 2008, short-term incentive compensation of our executive officers was based 25% on the company’s performance and 75% on the individual’s performance against specific goals and, in the case of the CEO, the independent directors’ evaluation of his performance. The Compensation Committee uses this mix of the company’s performance and the individual’s performance to determine an overall performance rating, or percentile, for the executive and then compares that to the percentile short-term incentive compensation in the peer group companies.

Company Performance.  The company’s performance was evaluated based on the company’s performance against our business plan and against the following seven performance variables compared to relevant peer group companies: total shareholder return, or TSR; FFO growth; earnings multiple improvement; same store revenue growth; same store expense growth, dividend growth and FFO payout ratios. For 2008, our overall company performance is at the 90th percentile when compared to the relevant peer group companies, which consists of the following publicly traded apartment REITs: Apartment Investment and Management Company (NYSE: AIV), AvalonBay Communities Inc. (NYSE: AVB), BRE Properties, Inc. (NYSE: BRE), Camden Property Trust (NYSE: CPT), Colonial Properties Trust (NYSE: CLP), Equity Residential (NYSE: EQR), Essex Property Trust (NYSE: ESS), Home Properties, Inc. (NYSE: HME), Mid-America Apartment Communities, Inc. (NYSE: MAA) and Post Properties, Inc. (NYSE: PPS). We believe that meeting our goals in these areas will further our goal of increasing stockholder value. For 2008, 25% of the executive’s total compensation is based upon company performance.

Individual Performance.  The individual’s performance is evaluated against specific goals set by the executives and reviewed by our CEO or in the CEO’s case, by the Compensation Committee. For 2008, 75% of the executive’s total compensation is based upon the evaluation of the executive’s achievement of the specific goals and the recommendation of our CEO as to the executive’s performance.

Compensation of CEO

For 2008, 25% of Mr. Toomey’s compensation was based on the company’s performance and 75% on the degree to which Mr. Toomey met individual goals established at the beginning of the year between Mr. Toomey and the Compensation Committee and evaluations of his performance during the year by the Compensation Committee and our board of directors. The company’s performance was at the 90th percentile and the Compensation Committee rated Mr. Toomey’s individual performance to be at the 90th to 100th percentile based on achievement of his primary performance goals of (1) completion of the $1.7 billion sale of 25,684 apartment homes which made substantial progress toward our long-term goal of reducing the number of markets in which we compete, refocusing our assets into what we believe to be long-term high growth, high barrier to entry markets, as well as increasing our level of liquidity, (2) completion of the sale of 8,000,000 shares of our common stock raising $194 million of common equity which was used to reduce our short-term borrowings and further increase liquidity before the full impact of the capital market turmoil of 2008 was fully apparent, (3) extension and expansion totaling $1.3 billion of our available lines of credit so that we are able to fund debt maturities for 2009, 2010 and 2011 using available resources and lines of credit without having to resort to volatile capital markets and (4) strengthening our executive management team.

Salary.  For 2008, Mr. Toomey received a base salary of $500,000.

Short-Term Incentive Compensation.  In February 2009, the Compensation Committee awarded Mr. Toomey short-term incentive compensation in the amount of $2 million for fiscal 2008.

Long-Term Incentive Compensation.  For 2008, our LTI compensation for Mr. Toomey utilized PARS programs focused on (1) FFO results compared to our target and (2) achievement of an 11% increase in NAV per share. Actual awards under the plans could vary from 50% at a minimum threshold to 100% at target, with a maximum of 200% at predetermined levels above the target. Under the plans, the Compensation Committee could reduce the awards up to 20% at its discretion, but could not increase the awards. In February 2008, the Compensation Committee approved an award of $2 million for Mr. Toomey equally divided between the FFO and NAV components. The actual LTI award for fiscal 2008 was 0% for the NAV linked program and 50% for the FFO linked program resulting in compensation of $500,000 for Mr. Toomey (paid through the issuance of 23,917 shares of restricted stock).

2009 Compensation.  For 2009 Mr. Toomey’s base salary will remain at $500,000. The range for Mr. Toomey’s short-term incentive compensation is $0 to $2 million with a target of $1 million and will be based 60% on a combination of three company goals; (1) 35% based on targeted FFO, (2) 40% based on SSNOI compared to a peer group of apartment REITs and (3) 25% based on targeted coverage of debt maturities for 2009, 2010 and 2011 by available resources and lines of credit with the remaining 40% based on his individual performance. The short-term incentive compensation will be at a 50% level ($500,000) for achieving a threshold result, 100% level ($1 million) for hitting targets with a maximum of 200% ($2 million) for achieving pre-determined amounts above the targets. His LTI was determined to have a $2 million target awarded in the form of stock options vesting over three years (see “Components of Our Compensation — Long-Term Incentive Compensation” for details of the stock options).

Compensation of Messrs. Troupe and Wallis

For 2008, 25% of the compensation for Messrs. Troupe and Wallis was based on the company’s performance and 75% was based on the degree to which they met individual goals established at the beginning of the year between Mr. Toomey and Messrs. Troupe and Wallis.

Salary.  For 2008, Messrs. Troupe and Wallis each received an annual base salary of $450,000.

Short-Term Incentive Compensation.  Based on their performances in achieving their individual goals as well as their substantial performance in completing the $1.7 billion asset sale, the company’s sale of common stock and the increases in our available credit lines, Mr. Troupe was awarded short-term incentive compensation of $1.4 million and Mr. Wallis was awarded short-term incentive compensation of $1.5 million.

Long-Term Incentive Compensation.  For 2008, our LTI compensation for Messrs. Troupe and Wallis utilized PARS programs focused on (1) FFO results compared to our target and (2) achievement of an 11% increase in NAV per share. Actual awards under the plans could vary from 50% at a minimum threshold to 100% at target, with a maximum of 200% at predetermined levels above the targets. Under the plans, the Compensation Committee could reduce the awards up to 20% at its discretion, but could not increase the awards. The Compensation Committee approved awards of $1,400,000 each for Messrs. Troupe and Wallis, each equally divided between the FFO and NAV components. Actual awards for 2008 were 0% for the NAV linked program and 50% for the FFO linked program resulting in compensation of $350,000 each for Messrs. Troupe and Wallis (paid through the issuance of 16,742 shares of restricted stock, respectively).

2009 Compensation.  For 2009, the base salaries for Messrs. Troupe and Wallis will remain the same as 2008. The range for Mr. Troupe’s short-term incentive compensation is $0 to $1.3 million with a target of $700,000 and will be based 70% on company performance as measured (1) 50% on achieving targeted FFO and (2) 50% on achieving targeted coverage of debt maturities for 2009, 2010 and 2011 by available resources and lines of credit, with the remaining 30% based on his individual performance. The range for Mr. Wallis’s short-term incentive compensation is $0 to $1.3 million with a target of $700,000 and will be based 70% on company performance as measured (1) 50% on achieving target FFO and (2) 50% on SSNOI compared to the peer group of apartment REITs, with the remaining 30% based on his individual performance. In both cases the short-term incentive compensation will be at a 50% level ($350,000) for achieving threshold result, 100% level ($700,000) for hitting targets, with a maximum of 200% ($1.3 million) for achieving pre-determined amounts above the targets. LTI for both Messrs. Troupe and Wallis was determined to have a $1,300,000 target awarded 50% in the form of stock options vesting over three years and 50% in restricted stock. Vesting of the restricted stock will be contingent on achieving an FFO per share of $1.00 in 2009 (see “Components of Our Compensation — Long-Term Incentive Compensation”).

Severance and Change of Control Arrangements

Benefits in the Event of a Change of Control.  Under the provisions of our 1999 Long-Term Incentive Plan, all outstanding options, stock appreciation rights and other awards that may be exercised generally become fully exercisable and all restrictions on outstanding awards will lapse upon the occurrence of a change of control unless otherwise provided in the award agreement. “Change of control” is defined in the Plan as (1) a merger or consolidation in which we are not the surviving entity, except for a transaction the principal purpose of which is to change the state in which we are incorporated; (2) the transfer or sale of all or substantially all of our assets other than to an affiliate or subsidiary of ours; (3) the liquidation of our company; or (4) the acquisition by any person, or by a group of persons acting in concert, of more than 50% of our outstanding voting securities, which results in the resignation or addition of 50% or more independent members of our board of directors.

Under the terms of our agreement with Warren L. Troupe, our Senior Executive Vice President, General Counsel and Corporate Secretary, in the event of a change of control, all of Mr. Troupe’s outstanding options, restricted stock, and any other awards in the nature of rights that may be exercised shall become fully vested and immediately exercisable; all restrictions on any outstanding other awards held by Mr. Troupe (such as awards of restricted stock) shall lapse; and the balance in any deferred compensation plan or shareholder value plan shall become fully vested and immediately payable. Additionally, within the first 24 months of Mr. Troupe’s employment, should a change of control occur, he will be paid a minimum of 2 times his 2-year average salary and short-term incentive compensation.

Under the terms of our agreement with Richard A. Giannotti, our Executive Vice President — Redevelopment, Mr. Giannotti is entitled to certain compensation following a change of control of the company that results in his termination (unless the termination is by Mr. Giannotti other than for “good reason,” as such term is defined in the employment agreement). This compensation includes two years of base salary and the equivalent of two years of annual incentive compensation based upon the average annual incentive compensation earned by Mr. Giannotti for the two calendar years prior to the effective date of the termination, plus all other amounts to which he is entitled under any of the company’s compensation plans. Under the terms of Mr. Giannotti’s employment agreement as amended in December 2008, compensation following a change of control as discussed above will be delayed to the extent necessary to comply with Section 409A(a)(2)(B)(i) of the Internal Revenue Code of 1986, as amended (the “Code”).

Severance Benefits.  We believe that, in order to attract and retain the best management talent, companies should provide reasonable severance benefits to employees. We believe these severance benefits should reflect the fact that it may be difficult for employees to find comparable employment within a short period of time. They also should disentangle the company from the former employee as soon as practicable. With respect to our senior management, severance benefits are individually negotiated and are subject to approval by the Compensation Committee.

Under the terms of our agreement with Mr. Giannotti, if we terminate the agreement without cause, Mr. Giannotti will be entitled to severance compensation that includes one year of base salary, annual incentive compensation actually earned, if any, prorated through the effective date of termination, and an amount equal to the sum of the annual incentive compensation actually earned over the two calendar years prior to the effective date of termination, divided by two. Mr. Giannotti is also entitled to certain compensation following a change of control of the company that results in his termination (unless the termination is by Mr. Giannotti other than for “good reason,” as such term is defined in the employment agreement). This compensation includes two years of base salary and the equivalent of two years of annual incentive compensation based upon the average annual incentive compensation earned by Mr. Giannotti for the two calendar years prior to the effective date of the termination, plus all other amounts to which he is entitled under any of the company’s compensation plans. Under the terms of the employment agreement as amended in December 2008, the severance payments discussed above will be delayed to the extent necessary to comply with Section 409A(a)(2)(B)(i) of the Code.

Other than the agreements discussed above, we currently do not have any other contractual severance or change of control arrangements with our named executive officers.

Stock Ownership Guidelines.  Each of our executive officers is required to comply with our Executive Stock Ownership Guidelines. These guidelines require our executive officers to own a specified number of shares of the company’s common stock as determined by the executive officer’s position within four years of the date of the executive officer’s employment with the company. A copy of our Executive Stock Ownership Guidelines may be found on our corporate governance page on our website at www.udr.com. To access the guidelines on our website, click on “Corporate” and then click on “Governance Documents” under the heading “Corporate Governance.”

Accounting and Tax Effects.  The impact of accounting treatment is considered in developing and implementing our compensation programs generally, including the accounting treatment as it applies to amounts awarded or paid to our executives. The impact of federal tax laws on our compensation programs is also considered, including the deductibility of compensation paid to our named executive officers, as regulated by Section 162(m) of the Code. Our 1999 Long-Term Incentive Plan has been designed to permit awards under the plan to qualify as a “performance-based” and, therefore, compensation realized in connection with options and grants of restricted stock that qualify as performance-based are fully tax deductible on our federal income tax return. To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Compensation Committee has not adopted a policy that all compensation must be deductible on our federal income tax returns. The impact of Section 409A of the Code is also taken into account. The 1999 Long-Term Incentive Plan has been designed to comply with the requirements of Section 409A of the Code so as to avoid possible adverse tax consequences that may result from noncompliance.

Equity Granting Process.  Grants of stock options, restricted stock and other equity awards to our executive officers and other employees are approved by the Compensation Committee at regularly-scheduled meetings, or occasionally by unanimous written consent. If approval is made at a meeting, the grant date of the award is the date of the meeting; if approval is by unanimous written consent, the grant date of the award is the day the last Compensation Committee member signs the consent.

We have no practice of timing grants of stock options, restricted stock and other equity awards to coordinate with the release of material non-public information, nor have we timed the release of material non-public information for the purpose of affecting the value of the named executive officer compensation.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with our management the Compensation Discussion and Analysis beginning on page 18 of this proxy statement. Based on such review and discussions, the Compensation Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

COMPENSATION COMMITTEE
Katherine A. Cattanach, Chair (1)
Jon A. Grove, Chair (2)
James D. Klingbeil
Thomas R. Oliver
Lynne B. Sagalyn

(1)	Chair commencing February 13, 2009.

(2)	Chair through February 12, 2009.

Compensation of Executive Officers

The following table summarizes total compensation for the 2008, 2007 and 2006 fiscal years earned by our principal executive officer, our principal financial officer, and the three other most highly compensated executive officers who were serving as executive officers at the end of 2008. The executive officers named in the table below are referred to in this proxy statement as the “named executive officers.”

Summary Compensation Table

							Change
							in Pension
							Value and
						Non-Equity	Nonqualified
				Stock	Option	Incentive Plan	Deferred	All Other
Name and Principal		Salary	Bonus	Awards(1)	Awards	Compensation	Compensation	Compensation	Total
Position	Year	($)	($)	($)	($)	($)	Earnings	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Thomas W. Toomey(2)	2008	$500,000	$2,000,000	$500,000	$-0-	-0-	-0-	$20,786	$3,020,786

Chief Executive	2007	$500,000	$500,000	$1,040,000	$300,000	-0-	-0-	$18,954	$2,358,954

Officer and President	2006	$450,000	$500,000	$1,358,005	-0-	-0-	-0-	$15,829	$2,323,834

David L. Messenger(3)	2008	$208,846	$475,000	$345,000	-0-	-0-	-0-	$15,386	$1,044,232

Senior Vice President	2007	$170,000	$150,000	$100,991	-0-	-0-	-0-	$11,869	$432,860

and Chief Financial Officer	2006	$153,076	$330,000	$162,032	-0-	-0-	-0-	$11,029	$656,137

Warren L. Troupe(4)	2008	$363,462	$1,200,000	$4,231,427	$200,000	-0-	-0-	$15,938	$6,010,827

Senior Executive Vice	2007	$-0-	$-0-	$-0-	$-0-	-0-	-0-	$-0-	$-0-

President	2006	$-0-	$-0-	$-0-	$-0-	-0-	-0-	$-0-	$-0-

W. Mark Wallis(5)	2008	$438,578	$1,250,000	$350,000	$250,000	-0-	-0-	$16,588	$2,305,166

Senior Executive Vice	2007	$360,000	$900,000	$546,500	-0-	-0-	-0-	$11,687	$1,818,187

President	2006	$330,000	$1,000,000	$458,050	-0-	-0-	-0-	$11,835	$1,799,885

Richard A Giannotti(6)	2008	$240,000	$550,000	$83,359		-0-	-0-	$15,586	$888,945

Executive Vice	2007	$240,000	$550,000	$35,933	-0-	-0-	-0-	$13,269	$839,202

President --	2006	$240,000	$225,000	$168,000	-0-	-0-	-0-	$12,029	$645,029

Redevelopment

Michael A. Ernst(7)	2008	$183,461	$-0-	$103,758	-0-	-0-	-0-	$6,637	$293,856

Executive Vice	2007	$300,000	$545,000	$470,000	-0-	-0-	-0-	$14,469	$1,329,469

President and Chief	2006	$150,000	$150,000	$289,489	-0-	-0-	-0-	$274,878	$864,367

Financial Officer

(1)	The dollar amounts reflected in the “Stock Awards” column represent the aggregate grant date value, computed in accordance with FAS 123(R), of grants of shares that vest over multiple years.

(2)	Mr. Toomey received his 2008 bonus in cash. Mr. Toomey received $2,000,000 of his 2008 bonus, $500,000 of his 2007 bonus, and $500,000 of his 2006 bonus in the form of cash. He received $500,000 of his 2007 bonus in the form of a grant of 23,073 shares of restricted common stock at a price of $21.67 per share on the date of grant, which was February 7, 2008. He received $800,000 of his 2006 bonus in the form of a grant of 23,696 shares of restricted common stock at a price of $33.76 per share on the date of grant, which was February 8, 2007. These shares of restricted stock are reflected above under “Stock Awards.” The shares of restricted common stock cliff-vest four years from the date of grant. Distributions are paid on the restricted common stock at the same rate as on unrestricted stock. Mr. Toomey was awarded $500,000 in value of PARS in the form of a grant of 23,917 shares under the 2008 PARS Program. The shares vest pro rata on December 31 of each year for the three year period ending on December 31, 2011. He was awarded $540,000 in value of PARS in the form of a grant of 18,764 shares under the 2007 PARS Program. The shares vest pro rata on December 31 of each year for the four year period ending on December 31, 2010. For 2007 he was granted options to purchase 187,751 shares of common stock at an exercise price of $24.38 per share, which was a 20% premium to the market price of the common stock at the date of grant. Mr. Toomey was awarded $558,005 in value of PARS in the form of a grant of 23,318 shares under the 2006 PARS Program. The shares vest pro rata on January 1 of each year for the four-year period ending on January 1, 2010. “All Other Compensation” includes $10,786, $8,469 and $7,829 for company paid health insurance (including dental) in 2008, 2007 and 2006, respectively, and $10,000, $10,485 and $8,000 for company paid life insurance, accidental death and disability insurance and disability insurance in 2008, 2007 and 2006, respectively.

(3)	Mr. Messenger was appointed our Chief Financial Officer effective June 2, 2008. Mr. Messenger joined us in August 2002 and prior to his appointment as our Chief Financial Officer in 2008, he served as Senior Vice President and Chief Accounting Officer of the company. In connection with his appointment as our Chief Financial Officer, Mr. Messenger was granted $300,000 in value of restricted stock at a price of $24.75 per share, which will vest pro rata over a four-year period ending June 2, 2012. The dollar amount of this grant is reflected in the “Stock Awards” column. During 2006, Mr. Messenger was paid $250,000 in connection with his move to Denver and granted $40,000 in value of restricted stock at a price of $27.64 per share, which will vest pro rata over a four-year period ending on May 2, 2010. The dollar amount of this grant is reflected in the “Stock Awards” column. The dollar amount of this award is reflected in the “Bonus” column. Mr. Messenger received $475,000 of his 2008 bonus, $150,000 of his 2007 bonus, and $80,000 of his 2006 bonus in the form of cash. He received $50,000 of his 2007 bonus in the form of a grant of 2,392 shares of restricted common stock at a price of $20.91 per share on the date of grant, which was January 1, 2008. He received $82,500 of his 2006 bonus in the form of a grant of 2,594 shares of restricted common stock at a price of $31.80 per share on the date of grant, which was December 8, 2006. These shares of restricted stock are reflected above under “Stock Awards.” The shares of restricted common stock vest pro rata over a four year period from the date of grant. Distributions are paid on the restricted common stock at the same rate as on unrestricted stock. Under the 2008 PARS Program, Mr. Messenger was awarded $45,000 in value of PARS in the form of a grant of 2,153 shares. The shares vest pro rata on December 31 of each year for the three year period ending on December 31, 2011. Under the 2007 PARS Program, Mr. Messenger was awarded $50,991 in value of PARS in the form of a grant of 1,604 shares. The shares vest pro rata on December 31 of each year for the four year period ending on December 31, 2010. Under the 2006 PARS Program, he was awarded $39,532 in value of PARS in the form of a grant of 1,652 shares. The shares vest pro rata on January 1 of each year for the four-year period ending on January 1, 2010. “All Other Compensation” includes $10,786, $8,469 and $5,235 for company paid health insurance (including dental) in 2008, 2007 and 2006, respectively, and $4,600, $3,400 and $3,200 for company paid life insurance, accidental death and disability insurance and disability insurance in 2008, 2007 and 2006, respectively.

(4)	Mr. Troupe joined the company on March 3, 2008. His annual base salary for 2008 was $450,000. The amount reflected in the table above under “Salary” is the prorated amount of his annual base salary that he received in 2008. Upon his commencement of employment with the company on March 3, 2008, Mr. Troupe was granted 176,911 shares of restricted common stock at a price of $21.94 per share. The total price for the restricted shares, as reflected above under “Stock Awards,” was based on the average closing sales prices of our common stock for the last 20 trading as of February 12, 2008. The shares of restricted stock vest pro rata over a four-year period ending March 3, 2012, with vesting contingent upon Mr. Troupe’s continued employment with us on the vesting dates. Distributions are paid on the restricted stock at the same rate as on unrestricted stock. On March 3, 2008, Mr. Troupe was also granted an option to purchase 216,540 shares of our common stock at an exercise price of $24.38 per share, which will vest pro rata over a four-year period ending March 31, 2012. This grant is reflected above under “Option Awards.” Mr. Troupe received $1,200,000 of his 2008 bonus in cash and $200,000 in the form of a grant of 168,067 options to purchase our common stock at a price of $10.06 per share on the date of grant, which date was February 12, 2009. Under the 2008 PARS Program, Mr. Troupe was awarded $350,000 in value of PARS in the form of a grant of 16,742 shares. The shares vest pro rata on December 31 of each year for the three year period ending on December 31, 2011. “All Other Compensation ” includes $6,938 for company paid health insurance (including dental) and $9,000 for company paid life insurance, accidental death and disability and disability insurance for Mr. Troupe.

(5)	Mr. Wallis received $1,250,000 of his 2008 bonus, $900,000 of his 2007 bonus, and $1,000,000 of his 2006 bonus in the form of cash. He received $250,000 of his 2008 bonus in the form of a grant of 210,084 options to purchase our common stock at a price of $10.06 per share on the date of grant, which was February 12, 2009. He received $200,000 of his 2007 bonus in the form of a grant of 9,229 shares of restricted common stock at a price of $21.67 per share on the date of grant, which was February 7, 2008. He received $100,000 of his 2006 bonus in the form of a grant of 2,962 shares of restricted common stock at a price of $33.76 per share on the date of grant, which was February 8, 2007. These shares of restricted stock are reflected above under “Stock Awards.” The shares of restricted common stock vest pro rata over a four year period from the date of grant. Distributions are paid on the restricted common stock at the same rate as on unrestricted stock. Under the 2008 PARS Program, Mr. Wallis was awarded $350,000 in value of PARS in the form of a grant of 16,742 shares. The shares vest pro rata on December 31 of each year for the three year period ending on December 31, 2011. Under the 2007 PARS Program, Mr. Wallis was awarded $350,000 in value of PARS in the form of a grant of 10,900 shares. The shares vest pro rata on December 31 of each year for the four year period ending on December 31, 2010. Under the 2006 PARS Program, he was awarded $358,050 in value of PARS in the form of a grant of 14,962 shares. The shares vest pro rata on January 1 of each year for the four-year period ending on January 1, 2010. “All Other Compensation” includes $7,588, $5,687 and $5,235 for company paid health insurance (including dental) in 2008, 2007 and 2006, respectively, and $9,000, $6,000, and $6,600 for company paid life insurance, accidental death and disability insurance and disability insurance in 2008, 2007 and 2006, respectively.

(6)	Mr. Giannotti received $550,000 of his 2008 bonus and $550,000 of his 2007 bonus in the form of cash. Mr. Giannotti was awarded $35,933 in value of PARS in the form of a grant of 1,132 shares under the 2007 PARS Program. The shares vest pro rata on December 31 of each year for the four year period ending on December 31, 2010. “All Other Compensation” includes $10,786, $8,469 and $7,829 for company paid health insurance (including dental) in 2008, 2007 and 2006, respectively, and $4,800, $4,800, and $4,200 for company paid life insurance, accidental death and disability insurance and disability insurance in 2008, 2007 and 2006, respectively.

(7)	Mr. Ernst’s last day of employment with the company was July 31, 2008. Mr. Ernst joined the company on July 5, 2006 and his annual base salary for 2006 was $300,000. The amount reflected in the table above under “Salary” for 2006 is the prorated amount of his annual base salary that he received that year. Mr. Ernst received $545,000 of his 2007 bonus in the form of cash and $155,000 in the form of a grant of 7,153 shares of restricted common stock at a price of $21.67 per share on the date of grant, which was February 7, 2008. These shares of restricted stock are reflected above under “Stock Awards.” Distributions are paid on the restricted common stock at the same rate as on unrestricted stock. Mr. Ernst was awarded $315,000 in value of PARS in the form of a grant of 9,909 shares under the 2007 PARS Program. “All Other Compensation” includes $6,637, $8,469 and $4,818 for company paid health insurance (including dental) in 2008, 2007 and 2006, respectively, and $0, $6,000 and $0 for company paid life insurance, accidental death and disability insurance and disability insurance in 2008, 2007 and 2006, respectively.

Grants of Plan-Based Awards

The following table provides information concerning each grant of an award made to a named executive officer in the 2008 fiscal year.

											All
										All	Other
			Number							Other	Option			Grant
			of							Stock	Awards:	Exercise		Date
			Non-	Estimated Future Payouts			Estimated Future Payouts			Awards:	Number of	or Base		Fair
			Equity	Under Non-Equity Incentive			Under Equity Incentive			Number	Securities	Price of	Closing	Value
			Incentive	Plan Awards			Plan Awards			of Shares	Underlying	Option	Price on	of Stock
	Grant		Units	Threshold	Target	Maximum	Threshold	Target	Maximum	of Stock	Options	Awards	Grant	and
Name	Date	Approval	Granted	(#)	(#)	(#)	(#)	(#)	(#)	or Units	(#)	($/Sh)	Date	Option
(a)	(b)	Date	(#)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	($/Sh)	Awards

Thomas W. Toomey	2/7/08	2/7/08	—	—	—	—	—	—	—	23,073	—	—	—	—
	1/1/08	2/13/09	—	—	—	—	23,917	23,917	95,668	—	—	—	—	—
David L. Messenger	1/1/08	2/13/09	—	—	—	—	2,153	2,153	4,305	—	9,393	$25.10	$22.64	$15,000
	1/1/08	12/3/07	—	—	—	—	—	—	—	2,392	—	—	—	—
	6/2/08	5/31/08	—	—	—	—	—	—	—	12,121	—	—	—	—
Warren L. Troupe	3/3/08	2/13/09	—	—	—	—	16,742	16,742	66,968	—	216,540	$24.38	$22.95	$346,000
	3/3/08	3/3/08	—	—	—	—	—	—	—	176,911	—	—	—	—
W. Mark Wallis	2/7/08	2/7/08	—	—	—	—	—	—	—	9,229	—	—	—	—
	1/1/08	2/13/09	—	—	—	—	16,742	16,742	66,968	—	—	—	—	—
Richard A. Giannotti	1/1/08	2/13/09	—	—	—	—	1,435	1,435	2,870	—	16,240	$25.10	$22.64	$55,000
Michael A. Ernst(1)	1/1/08	—	—	—	—	—	—	—	—	—	—	—	—	—

(1)	Mr. Ernst’s last day of employment with us was July 31, 2008.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards

PARS Program

As part of our LTI compensation, executive officers are eligible to receive grants of Performance Accelerated Restricted Stock Awards, or “PARS,” under our 1999 Long-Term Incentive Plan. An executive may be awarded a number of shares of common stock with a target grant date value equal to a percentage of the executive’s base salary. The shares of common stock may be adjusted, upward or downward, based on the company’s FFO and incremental growth in FFO compared to selected peer companies in the REIT industry and our FFO targets during the performance period. The target award level is set by the Compensation Committee, in consultation with our CEO, each year and compares our performance to the relative performance of selected peer companies in the REIT industry during the performance period. Participants are paid dividends on the target award shares during the performance period.

In February 2008, the Compensation Committee approved the 2008 PARS Program, which commenced January 1, 2008 with a maximum pay-out of $5.7 million if the company’s performance was at 100% of FFO, operations and NAV targeted levels. The number of PARS granted to the participants in the 2008 PARS Program was based on the closing price of our common stock on December 31, 2007, the date of the grant, which price was $20.9055. The actual number of shares earned could have ranged from 0% to 124% of the target award level depending on the company’s performance during the performance period. For the 2008 PARS Program, the Compensation Committee authorized actual awards at FFO — 50%, Operations — 104% and NAV — 0% of the targeted award level. The earned shares vest over three years. There were 64 participants in the 2008 PARS Program.

In addition, under the LTI plan based on FFO and NAV growth, the targeted award levels and the initial number of shares granted to Messrs. Toomey, Troupe and Wallis were as follows:

			Target Award	Actual Award
	Amount of Award		(Shares)	(Shares)

Thomas W. Toomey	$2,000,000	(1)	95,668	23,917
Warren L. Troupe	$1,400,000	(2)	66,968	16,742
W. Mark Wallis	$1,400,000	(2)	66,968	16,742

(1)	$1,000,000 FFO linked compensation and $1,000,000 NAV linked compensation which paid $0 for NAV and $500,000 for FFO.

(2)	$700,000 FFO linked compensation and $700,000 NAV linked compensation which paid $0 for NAV and $350,000 for FFO.

For the 2008 PARS Program, the target award levels expressed as a percentage of the 2008 base salary, the initial number of shares and the actual number of shares granted to our other named executive officers was as follows:

	Percentage of	Target Award	Actual Award
	Base Salary	(Shares)	(Shares)

David L. Messenger	50%	4,305	2,152
Richard A. Giannotti	25%	2,870	1,435
Michael A. Ernst(1)	—	—	—

(1)	Mr. Ernst’s last day of employment with the company was July 31, 2008.

In December 2008, the Compensation Committee approved the 2009 PARS Program, which commenced as of January 1, 2009 and could result in a maximum pay-out of $2,326,411 if the company’s performance is at 100% of the targeted performance percentile. The actual number of shares earned could range from 0% to 135% of the target award level depending on the company’s performance during the performance period.

The number of PARS granted to the participants in the 2009 PARS Program was based on the trailing 20-day average closing price of our common stock as of December 31, 2008, the date of grant, which price was $13.9225. For the 2009 PARS Program, the target award levels expressed as a percentage of the 2009 base salary and the initial number of shares granted to our named executive officers under the target award are as follows:

	Percentage of	Target Award	Actual Award
	Base Salary	(Shares)	(Shares)

Thomas W. Toomey(1)	0%	0	0
David L. Messenger	109%	21,548	*
Warren L. Troupe(1)	0%	0	0
W. Mark Wallis(1)	0%	0	0
Richard A. Giannotti	25%	4,310	*
Michael A. Ernst(2)	0%	0	0

*	Actual awards may vary from 50% at a minimum threshold to 100% at target, with a maximum of 200% at predetermined levels above the target. Under the plan, the Compensation Committee can reduce the awards up to 20%, at its discretion, but cannot increase the awards.

(1)	Messrs. Toomey, Troupe and Wallis are not in the 2009 PARS Program but are in the 2009 LTI plan described below.

(2)	Mr. Ernst’s last day of employment with us was July 31, 2008.

Under the LTI plan, the targeted award levels and the initial number of shares granted to Messrs. Toomey, Troupe and Wallis are as follows:

		Target Award		Target Award	Target Award
	Amount of Award	(Shares)		(Options)	Option Strike Price

Thomas W. Toomey	$2,000,000	-0-		1,680,672	$10.06
Warren L. Troupe	$1,300,000	58,151	(1)	546,218	10.06
W. Mark Wallis	$1,300,000	58,151	(1)	546,218	10.06

(1)	The vesting of the shares is contingent on achieving an FFO of $1.00 per share in 2009.

Participants are paid dividends on the target award shares during the performance period. Subject to the participant’s continued employment with us, the target award shares and actual award shares, if applicable, vest pro rata over three years from the date of grant in three annual installments.

Out-Performance Programs

As previously discussed in this proxy statement, for 2008 and 2009 the Compensation Committee eliminated the Out-Performance Program that was utilized from 2001 through 2007. Below is a brief overview of the Series C, Series D and Series E Out-Performance Programs that were established prior to 2008.

Five-Year Out-Performance Program

Overview.  In May 2005, our stockholders approved our five-year Out-Performance Program, which includes our Series C, Series D and Series E Out-Performance Programs. Pursuant to the five-year Out-Performance Program, certain of our executive officers and other key employees may be given the opportunity to purchase various series of performance shares of UDR LP, which we refer to generally as “OPPSs.” The OPPSs are not securities of UDR, Inc.

The five-year Out-Performance Program was designed to provide participants with the possibility of substantial returns on their investment if the total return on our common stock exceeds targeted levels, while putting the participants’ investment at risk if those levels are not exceeded. The Out-Performance Program is administered by our Compensation Committee, and participants are recommended to the Compensation Committee by the Chief Executive Officer. Members of the board of directors who are not our employees are not eligible to participate in the Out-Performance Program.

Each series of OPPSs are issued by UDR LP to a separate limited liability company, referred to herein as an “LLC,” formed for the benefit of selected executive officers and other key employees who agree to invest in that series of OPPSs. We do not have an ownership interest in the LLC. The participants contribute funds or offer other consideration to purchase interests in such LLC and will indirectly participate in such series of OPPSs on the basis of each participant’s investment in the corresponding LLC. Any executive officer or other key employee who is provided the opportunity to participate in the OPPSs is under no obligation to exercise that right. Prior to the applicable Valuation Date, each LLC will have the right, but not the obligation, to repurchase units from members whose employment terminates and such units may be re-sold by such LLC to selected executive officers or other key employees.

We anticipate that interests under an outstanding OPPSs program may also be tendered to us for purchase or exchanged in payment for a participant’s investment in any subsequent Out-Performance Programs. Any such exchange will be based on the fair market value at the time as determined by an independent valuation expert and will be made solely at the discretion of our board of directors.

The specific features of the OPPSs, the designation of executive officers and other key employees as potential participants and the level of participation of each participant may vary from series to series of OPPSs.

Determination of Purchase Price.  The purchase price for each series of OPPSs is set by the Compensation Committee based upon the advice of an independent valuation expert. We engaged Citigroup to advise the Compensation Committee on appropriate methodology for valuing the Series C OPPS and the Series D OPPS and Houlihan Lokey for the Series E OPPS. Citigroup concluded that the OPPS should be viewed, for valuation purposes, as a security having a non-transferable option-like component (i.e., during the period prior to the measurement date) and an illiquid income-producing component (i.e., following the measurement date if the out-performance thresholds are met). In other words, because the number of operating partnership (“OP”) units that will be earned if the out-performance thresholds are met will be determined in part by the stock price of the common stock on the measurement date, just valuing the income stream of the common stock would have ignored other market variables that form a part of the price of the common stock. Therefore, it was deemed appropriate to use a valuation methodology that would account for market influences on the value of the common stock prior to the measurement date and not just the discounted future dividends on the common stock.

Measurement Period.  Our performance for each series of OPPSs under the Out-Performance Program is measured over a period to be determined by the Compensation Committee with respect to each such series. The LLC that holds such series of OPPSs will have no right to receive distributions or allocations of income or loss, or to redeem those units prior to the date, referred to as the “Valuation Date,” that is the earlier of (i) the expiration of the measurement period for such series of OPPSs, or (ii) the date of a change of control of our company.

Total Payout.  For each series of OPPSs, the total payout, if any, under each such series of OPPSs will be calculated by (i) determining the amount by which the cumulative total return of our stock exceeds the applicable threshold (the “Excess Return”); (ii) multiplying up to 2.0% of the Excess Return by our Market Capitalization capped at up to 1% of Market Capitalization for each of the Series C and Series D and capped at up to .50% of Market Capitalization for the Series E; and (iii) dividing that number by the market value of one share of our common stock on the applicable Valuation Date, computed as the weighted average price per day for 20 trading days immediately preceding the Valuation Date, in order to determine the equivalent number of OP units. “Market Capitalization” is defined as the average number of our shares outstanding (including common stock, common stock equivalents and OP Units) over the measurement period for each respective series of OPPSs multiplied by the daily closing price of our common stock.

Distributions and Allocations of Income.  Each series of OPPSs will only be entitled to receive distributions and allocations of income and loss if, as of the Valuation Date, the threshold return during the measurement period for such series was achieved. If the threshold return is met, the LLC, as the holder of such series of OPPSs, will be entitled to begin receiving distributions and allocations of income and loss from UDR LP equal to the distributions and allocations that would be received on the similar number of OP Units, which is determined based on the total payout described in the preceding paragraph. If, on the respective Valuation Date, the threshold return does not meet the minimum return, then holders of each of such series of OPPSs will forfeit their investment.

Change-in-Control.  Upon the occurrence of a change of control, each LLC or any participant that holds any OPPSs will have the same redemption rights as other holders of OP Units. In the event of a change of control, each LLC or participant that holds OPPSs may require UDR LP to redeem all or a portion of the units held by such party in exchange for a cash payment per unit equal to the market value of a share of the our common stock at the time of redemption. However, in the event that any units are tendered for redemption, UDR LP’s obligation to pay the redemption price will be subject to our prior right to acquire such units in exchange for an equal number of shares of our common stock. Otherwise, no securities of UDR, Inc. are issued in connection with the Out-Performance Programs.

Series C and Series D Programs.  Under our Series C Out-Performance Program pursuant to which certain of our executive officers were given the opportunity to purchase interests in the Series C limited liability company, the only asset of which is a special class of partnership units of UDR LP, which we refer to as the “Series C OPPSs.” The purchase price for the Series C OPPSs was determined by our board of directors to be $750,000 assuming 100% participation, and was based upon the advice of an independent valuation expert. The Series C Program measured the cumulative total return on our common stock over the 36-month period from June 1, 2005 to May 30, 2008. The Series C Program was designed to provide the possibility of substantial returns to the participants if the total cumulative return on our common stock, as measured by the cumulative amount of dividends paid plus share price appreciation during the measurement period (a) exceeded the cumulative total return of the Morgan Stanley REIT Index peer group over the same period; and (b) was at least the equivalent of a 36% total return, or 12% annualized. At the conclusion of the measurement period on May 30, 2008, the total cumulative return on our common stock did not satisfy these criteria. As a result, there was no payout under the Series C Program and the investment of $532,500 made by the holders of the Series C OPPSs was forfeited.

Under our Series D Out-Performance Program pursuant to which certain of our executive officers were given the opportunity to purchase interests in the Series D limited liability company, the only asset of which is a special class of partnership units of UDR LP, which we refer to as the “Series D OPPSs.” The purchase price for the Series D OPPSs was determined by our board of directors to be $830,000, assuming 100% participation, and was based upon the advice of an independent valuation expert. The Series D Program measured the cumulative total return on our common stock over the 36-month period from January 1, 2006 to December 31, 2008. The Series D Program was designed to provide the possibility of substantial returns to the participants if the total cumulative return on our common stock, as measured by the cumulative amount of dividends paid plus share price appreciation during the measurement period (a) exceeded the cumulative total return of the Morgan Stanley REIT Index peer group over the same period; and (b) was at least the equivalent of a 36% total return, or 12% annualized. At the conclusion of the measurement period on December 31, 2008, the total cumulative return on our common stock did not satisfy these criteria. As a result, there was no payout under the Series D Program and the investment of $443,267 made by the holders of the Series D OPPSs was forfeited.

Features of the Series E OPPS Programs.  In addition to the features described above with respect to our five-year Out-Performance Program, the Series E Program has the following features:

LLC Interests		Purchase Price			Market
Authorized for	LLC Interests	Per LLC	Measurement		Capitalization
Issuance	Sold/Outstanding	Interest	Period	Threshold	Cap

805,000	747,500/517,500	$1.00	January 1, 2007 to December 31, 2009	36% total return or 12% annualized	.50%

The LLC membership units that are held by our named executive officers in accordance with the Series E Program are as follows:

		Percent of
	Series E	Series E
Name	Units	Outstanding

Thomas W. Toomey	345,000	66.7%
David L. Messenger	0	0%
Warren L. Troupe	0	0%
W. Mark Wallis	172,500	33.3%
Richard A. Giannotti	0	0%
Michael A. Ernst	0	0%

Messrs. Messenger and Giannotti were not eligible and Mr. Troupe did not join the company until 2008 and did not participate in the Series E Program. We repurchased Mr. Ernst’s LLC membership units in the Series E Program in connection with his departure from the company.

If the valuation date for Series E Program had been December 31, 2008, the total value of the Series E OPPSs to the Series E participants would have been $0.

The following tables illustrate the value of the Series E units under different share prices and total returns on our common stock at the applicable valuation date:

	Value to Stockholders		Value of Series E
Stock Price at	Total	Stockholder Value	OPPS
Valuation Date	Return(1)	Achieved(2)	to Participants(3)
		(Million)	(Million)

$36.50	27.97%	$1,326	$—
37.00	29.62	1,405	—
37.50	31.27	1,483	—
38.00	32.92	1,561	—
38.50	34.57	1,639	—
39.00	36.22	1,718	.23
39.50	37.87	1,796	1.98
40.00	39.51	1,874	3.85
40.50	41.16	1,952	5.54
41.00	42.80	2,030	7.36

(1)	Total Return to our stockholders, assuming a 3% dividend growth rate.

(2)	Total Return multiplied by beginning market capitalization of $4.8 billion (based on 150,000,000 outstanding shares of common stock, common stock equivalents and OP Units, an assumed per share price of $32.00 at the beginning of the Series E measurement period).

(3)	Out-Performance stockholder value multiplied by management participation of 2% subject to .50% dilution limit, assuming 100% participation.

Matching 401(k) Contributions

In 2008, Messrs. Troupe, Messenger and Giannotti, received a non-discretionary 401(k) matching contribution made by us under our Profit Sharing Plan in the amount of $7,750, $7,750 and $7,750, respectively. In 2007, Messrs. Messenger and Giannotti, received a non-discretionary 401(k) matching contribution made by us under our Profit Sharing Plan in the amount of $6,000 and $6,000, respectively. In 2006, Messrs. Messenger and Giannotti, received a non-discretionary 401(k) matching contribution made by us under our Profit Sharing Plan in the amount of $6,639 and $6,639, respectively. These amounts are reflected in the Summary Compensation Table under “All Other Compensation.”

Outstanding Equity Awards at 2008 Fiscal Year-End

The following table provides information concerning unexercised options, stock that has not vested and equity incentive plan awards for each named executive officer outstanding as of the end of the 2008 fiscal year.

						Stock Awards
									Equity
	Option Awards								Incentive
			Equity					Equity	Plan Awards:
			Incentive					Incentive	Market or
			Plan					Plan Awards:	Payout
			Awards:				Market	Number of	Value of
	Number of	Number of	Number			Number of	Value of	Unearned	Unearned
	Securities	Securities	of Securities			Shares or	Shares or	Shares,	Shares,
	Underlying	Underlying	Underlying			Units of	Units of	Units or	Units or
	Unexercised	Unexercised	Unexercised	Option		Stock That	Stock That	Other Rights	Other Rights
	Option	Option	Unearned	Exercise	Option	Have Not	Have Not	That Have	That Have
	(#)	(#)	Options	Price	Expiration	Vested	Vested	Not Vested	Not Vested
Name	Exercisable	Unexercisable	(#)	($)	Date	(#)	($)	(#)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Thomas W. Toomey	346,464	—	—	$10.30	2/12/11	51,387	$708,627	95,668	$1,319,262
	187,751	—	—	$24.38	2/7/15	7,004	96,585
						44,713	616,592
						11,659	160,778
						14,073	194,067
						33,770	465,688
						23,696	326,768
						23,073	318,177
David L. Messenger	5,413	—	—	$13.74	10/25/12	319	4,399	4,305	59,366
	9,393	—	—	$25.10	4/1/15	506	6,978
						1,101	15,183
						723	9,970
						1,297	17,886
						1,203	16,589
						2,392	32,986
						12,121	167,149
Warren L. Troupe	—	216,540	—	$24.38	3/3/18	176,211	2,429,950	66,968	923,489
W. Mark Wallis	217,943	—	—	$11.30	4/2/11	1085	14,962	66,968	923,489
						3,502	48,293
						2,238	30,862
						7,481	103,163
						2,979	41,080
						8,875	122,386
						1,481	20,423
						9,229	127,268
Richard A. Giannotti	24,360	—	—	$9.12	12/05/10	2,335	32,200	2,870	39,577
	16,240	—	—	$25.10	4/1/15	3,109	42,873
						849	11,708
Michael A. Ernst(1)	—	—	—	—	—	—	—	—	—

(1)	Mr. Ernst’s last day of employment with us was July 31, 2008.

The following table provides grant and vesting dates for each of the unvested stock awards listed in the table above.

	Grant	Unvested
	Date	Shares	Vesting Date

Thomas W. Toomey	2/27/2003	51,387	2/4/2009
	2/12/2004	51,463	2/12/2009
	1/1/2005	7,004	1/1/2009
	2/18/2005	44,743	2/18/2009
	1/1/2006	11,659	1/2 vests on each of 1/1/2009 and 1/1/2010
	2/15/2006	33,770	2/15/2010
	2/8/2007	23,696	2/8/2011
	1/1/2007	14,073	1/3 vests on each of 1/1/2009, 1/1/2010 and 1/1/2011
	2/7/2008	23,073	2/7/2012
David L. Messenger	1/1/2004	319	1/1/2009
	1/1/2005	506	1/1/2009
	1/1/2006	1,101	1/2 vests on each of 1/1/2009 and 1/1/2010
	5/2/2006	723	1/2 vests on each of 5/2/2009 and 5/2/2010
	12/8/2006	1,297	1/2 vests on each of 12/8/2009 and 12/8/2010
	1/1/2007	1,203	1/3 vests on each of 1/1/2009, 1/1/2010 and 1/1/2011
	1/1/2008	2,392	1/4 vests on 1/1/2009, 1/1/2010, 1/1/2011 and 1/1/2012
	6/2/2008	12,121	1/4 vests on 6/2/2009, 6/2/2010, 6/2/2011 and 6/2/2012
Warren L. Troupe	3/3/2008	176,211	1/4 vests on each of 3/3/2009, 3/3/2010, 3/3/2011 and 3/3/2012
W. Mark Wallis	2/12/2004	1,085	2/12/2009
	1/1/2005	3,502	1/1/2009
	2/18/2005	2,238	2/18/2009
	1/1/2006	7,481	1/2 vests on each of 1/1/2009 and 1/1/2010
	2/15/2006	2,979	1/2 vests on each of 2/15/2009 and 2/15/2010
	2/8/2007	1,481	1/3 vests on each of 2/8/2009, 2/8/2010 and 2/8/2011
	1/1/2007	8,875	1/3 vests on each of 1/1/2009, 1/1/2010 and 1/1/2011
	2/7/2008	9,229	1/4 vests on 2/7/2009, 2/7/2010, 2/7/2011 and 2/7/2012
Richard A. Giannotti	1/1/2005	2,335	1/1/2009
	1/1/2006	3,109	1/2 vests on each of 1/1/2009 and 1/1/2010
	1/1/2007	849	1/3 vests on each of 1/1/2009, 1/1/2010 and 1/1/2011
Michael A. Ernst(1)	—	—	—

(1)	Mr. Ernst’s last day of employment with us was July 31, 2008.

Option Exercises and Stock Vested

The following table provides information concerning exercise of stock options and vesting of stock during the 2008 fiscal year for each of the named executive officers.

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value	Shares	Value
	Acquired on	Realized on	Acquired on	Realized on
	Exercise	Exercise	Vesting	Vesting
Name	(#)	($)	(#)	($)
(a)	(b)	(c)	(d)	(e)

Thomas W. Toomey	-0-	-0-	87,749	$1,940,022
David L. Messenger	-0-	-0-	2,423	50,238
Warren L. Troupe	-0-	-0-	0	0
W. Mark Wallis	-0-	-0-	15,953	330,329
Richard A. Giannotti	55,833	$634,242	4,172	83,359
Michael A. Ernst(1)	-0-	-0-	17,825	430,160

(1)	Mr. Ernst’s last day of employment with us was July 31, 2008

Pension Benefits Table

We do not have any pension plans for our associates. We do have a 401(k) plan and our matching contributions are included in the Summary Compensation Table under the heading “All Other Compensation.”

Nonqualified Deferred Compensation Table

We do not have any nonqualified deferred compensation plans for our associates.

Employment and Other Agreements

Employment Arrangements.  In February 2008, we entered into an employment agreement with Warren L. Troupe, our Senior Executive Vice President, General Counsel and Corporate Secretary. Under the terms of the agreement, we have agreed to pay Mr. Troupe a base salary of $450,000 per year, subject to annual review. The agreement also provides that Mr. Troupe is eligible to receive a discretionary cash bonus in the range of 200% to 350% of his annual salary, based on our CEO’s evaluation of Mr. Troupe’s performance together with his ability to accomplish mutually established individual and corporate goals. Under the terms of the agreement, we agreed that Mr. Troupe’s bonus for 2008 would be a minimum of $1,200,000. We also granted Mr. Troupe 176,911 shares of restricted common stock priced at approximately $21.94 per share, which shares vest pro rata over a four-year period ending March 3, 2012 subject to Mr. Troupe’s continued employment with us on the vesting dates. He was also granted an option to purchase 216,540 shares of our common stock at an exercise price of $24.38 per share, which will vest pro rata over a four-year period ending March 3, 2012.

As set forth in the agreement, Mr. Troupe will participate in our long-term incentive programs. For 2008, Mr. Troupe was awarded $700,000 of FFO-linked compensation and $700,000 NAV-linked compensation under our existing PARS program. The final award for 2008 was $0 of NAV-linked compensation and $350,000 of FFO-linked compensation (paid through the issuance of 16,742 shares of restricted stock).

The agreement also provides that Mr. Troupe will receive certain payments and other benefits upon a change of control that are described below under the caption “Post-Employment Compensation — Severance and Change of Control Arrangements.” Pursuant to the agreement, Mr. Troupe is eligible to enroll in our medical, dental, life and vision plans. Mr. Troupe’s employment with us is at-will and may be terminated by us or by Mr. Troupe at any time for any reason and without a requirement of cause.

In December 1998, we entered into an employment agreement with Richard A. Giannotti, our Executive Vice President — Redevelopment. We amended the agreement in December 2008 in order to comply with

Section 409A of the Code. Under the terms of the agreement, we have agreed to pay Mr. Giannotti an annual base salary of at least $175,000. For 2008, we paid Mr. Giannotti a base salary of $240,000. The employment agreement also provides that Mr. Giannotti shall have the opportunity to earn an annual bonus of at least 45% of his base salary, based upon the company and Mr. Giannotti meeting certain performance goals and objectives as determined by the Compensation Committee. For 2008, Mr. Giannotti received a bonus of $550,000. The employment agreement also provides that Mr. Giannotti may participate in the company’s long-term compensation plans for senior officers as adopted by the board of directors or the Compensation Committee.

Mr. Giannotti’s employment agreement is automatically renewable for successive one year periods, ending as of December 31 of each year, unless sooner terminated in accordance with the terms of agreement. If we terminate the agreement without cause, or if Mr. Giannotti is terminated following a change of control of the company, Mr. Giannotti may be entitled to receive certain payments and other benefits described below under the caption “Post-Employment Compensation — Severance and Change of Control Arrangements.”

In connection with the appointment of Mr. Messenger as our Senior Vice President and Chief Financial Officer in 2008, we agreed to pay Mr. Messenger a base salary of $230,000, which will be subject to annual review. We also granted Mr. Messenger 12,121 shares of restricted common stock priced at approximately $24.75 per share, which shares vest pro rata over a four-year period ending June 2, 2012, subject to Mr. Messenger’s continued employment with us on the vesting dates.

On June 30, 2008, we entered into an agreement with Mr. Ernst containing the following terms in connection with his separation from employment with us effective July 31, 2008:

•	Mr. Ernst may continue to participate in our group health insurance plans at the same coverage levels as immediately prior to his separation date on July 31, 2008. Coverage will continue until the first to occur of (a) July 31, 2009, (b) his employment by a third party and eligibility for coverage by such employer, or (c) his default or discontinuance of the payment of his portion of the premiums. During this period, we will continue to pay our portion of the premiums and Mr. Ernst will pay his portion of the premiums.

•	On January 1, 2007, Mr. Ernst received 3,922 shares of our common stock pursuant to his 2007 PARS Awards, and on January 1, 2006 he received 3,754 shares of our common stock pursuant to his 2006 PARS Award. Mr. Ernst forfeited any right to receive additional shares of common stock under his 2006, 2007 and 2008 PARS Award grants.

Further, we agreed that all restrictions on the following restricted stock awards held by Ms. Ernst would lapse: (i) 3,332 shares of restricted common stock granted on February 8, 2007; and (ii) 7,153 shares of restricted common stock granted on February 17, 2008.

We do not have employment agreements or arrangements with any of our other named executive officers other than the agreements and compensation programs described elsewhere in this proxy statement.

Other Agreements with Executive Officers.  In November 2005, we entered into an aircraft time-share agreement with Mr. Toomey. Under the aircraft time-share agreement, we have agreed to lease an aircraft, including crew and flight services, to Mr. Toomey for personal flights from time to time upon his request. Mr. Toomey will pay us a lease fee equal to all actual expenses of each specific flight within 30 days of receipt of the invoice from the company, which we will provide to Mr. Toomey on the last day of the month in which the flight occurred. Actual expenses include all travel expenses of the crew, in-flight food with beverages, trip-related maintenance, flight planning and weather contract services, repositioning costs, fuel, landing fees and airport taxes, among others. The aircraft time-share agreement may be terminated by either party upon ten days’ notice and automatically terminates upon termination of the aircraft lease or the date Mr. Toomey is no longer employed by us. In 2008, Mr. Toomey paid us $57,920 under the aircraft time-share agreement.

In addition, Mr. Troupe paid us $3,520 and Mr. Wallis paid us $4,448, respectively, for use of the aircraft in 2008, which payments were calculated on the same basis as provided in the aircraft time-share agreement with Mr. Toomey.

Post-Employment Compensation — Severance and Change of Control Arrangements

Change of Control.  Under the provisions of our 1999 Long-Term Incentive Plan, all outstanding options, stock appreciation rights and other awards that may be exercised generally become fully exercisable and all restrictions on outstanding awards will lapse upon the occurrence of a change of control unless otherwise provided in the award agreement. “Change of control” is defined in the Plan as (1) a merger or consolidation in which we are not the surviving entity, except for a transaction the principal purpose of which is to change the state in which we are incorporated; (2) the transfer or sale of all or substantially all of our assets other than to an affiliate or subsidiary of ours; (3) the liquidation of our company; or (4) the acquisition by any person, or by a group of persons acting in concert, of more than 50% of our outstanding voting securities, which results in the resignation or addition of 50% or more independent members of our board of directors.

In February 2008, we entered into a letter agreement with Mr. Troupe, our Senior Executive Vice President, General Counsel and Corporate Secretary. Pursuant to the terms of the letter agreement, in the event of a change of control, all of his outstanding options, restricted stock, and any other awards in the nature of rights that may be exercised shall become fully vested and immediately exercisable; all restrictions on any outstanding other awards held by Mr. Troupe (such as awards of restricted stock) shall lapse; and the balance in any deferred compensation plan or shareholder value plan shall become fully vested and immediately payable. Additionally, within the first 24 months of Mr. Troupe’s employment, should a change of control occur, he will be paid a minimum of 2 times his 2-year average salary and short-term incentive compensation.

On December 8, 1998, we entered into an employment agreement with Mr. Giannotti, our Executive Vice President — Redevelopment. If the company terminates the agreement without cause, Mr. Giannotti will be entitled to severance compensation that includes one year of base salary, annual incentive compensation actually earned, if any, prorated through the effective date of termination, and an amount equal to the sum of the annual incentive compensation actually earned over the two calendar years prior to the effective date of termination, divided by two. Mr. Giannotti is also entitled to certain compensation following a change of control of the company that results in his termination (unless the termination is by Mr. Giannotti other than for “good reason,” as such term is defined in the employment agreement). This compensation includes two years of base salary and the equivalent of two years of annual incentive compensation based upon the average annual incentive compensation earned by Mr. Giannotti for the two calendar years prior to the effective date of the termination, plus all other amounts to which he is entitled under any of the company’s compensation plans. Under the terms of the employment agreement as amended in December 2008, severance payments and certain compensation following a change of control as discussed above will be delayed to the extent necessary to comply with Section 409A(a)(2)(B)(i) of the Code.

If a change in control occurred effective as of December 31, 2008, the value of the cash payments and the benefits provided (based on the exercise of options and the release of restrictions on previously granted stock awards) to each of the named executive officers would have been as follows:

			Value of
			Outstanding
		Value of	Restricted	Value of
	Cash	Outstanding	Stock	Unused
Name	Payments	Options	Awards	Vacation	Total

Thomas W. Toomey	—	$0	$2,887,281	$48,053	$2,935,334
David L. Messenger	—	0	271,139	22,104	293,243
Warren L. Troupe	$3,700,000	0	2,429,950	20,975	6,150,925
W. Mark Wallis	—	0	508,437	43,248	551,685
Richard A. Giannotti	1,030,000	0	86,780	13,820	100,600
Michael A. Ernst(1)	—	—	—	—	—

(1)	Mr. Ernst’s last day of employment with us was July 31, 2008.

Severance Benefits.  We believe that, in order to attract and retain the best management talent, companies should provide reasonable severance benefits to employees. We believe these severance benefits should reflect the fact that it may be difficult for employees to find comparable employment within a short period of time. They also should disentangle the company from the former employee as soon as practicable. With respect to our senior management, severance benefits are individually negotiated.

With the exception of the letter agreement with Mr. Troupe and the employment agreement with Mr. Giannotti, we currently do not have any other contractual severance arrangements with our named executive officers.

Review, Approval or Ratification of Transactions with Related Persons

Our board of directors has adopted a policy relating to the review, approval and ratification of transactions with related persons. The company recognizes that there are situations where related person transactions may be in, or not inconsistent with, the best interest of the company and therefore the board adopted a policy to provide a procedure for the review, approval or ratification of related person transactions. The policy applies to any transaction, the amount of which exceeds $120,000, between the company and any person who is a director, executive officer or the beneficial owner of more than 5% of any class of the company’s voting securities. Any related person transaction is subject to approval by the board or the executive committee of the board.

Equity Compensation Plan Information

The following table provides information about shares of our common stock that we may issue upon the exercise of options, warrants and rights under our existing equity compensation plans. All information is provided as of March 19, 2009. Our 1999 Long-Term Incentive Plan is our only stockholder approved equity compensation plan.

Number of Securities
Remaining Available
		Weighted-Average	for Future Issuance
	Number of Securities	Exercise Price of	Under Equity
	to be Issued upon	Outstanding	Compensation Plans
	Exercise of	Options,	(Excluding
	Outstanding Options,	Warrants and	Securities Reflected
	Warrants and Rights	Rights	in Column (a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by the security holders	1,433,660	$15.46	896,550

Total	1,433,660	$15.46	896,550

The weighted average remaining term of the outstanding options is 3.5 years and we have 1,186,572 unvested full value awards outstanding as of March 19, 2009.

The following table provides the same information regarding our equity compensation plans as of December 31, 2008.

Number of Securities
Remaining Available
		Weighted-Average	for Future Issuance
	Number of Securities	Exercise Price of	Under Equity
	to be Issued upon	Outstanding	Compensation Plans
	Exercise of	Options,	(Excluding
	Outstanding Options,	Warrants and	Securities Reflected
	Warrants and Rights	Rights	in Column (a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by the security holders	1,324,167	$16.73	1,373,994

Total	1,324,167	$16.73	1,373,994

Compensation Deductibility Policy

Under Section 162(m) of the Code, we may not receive a federal income tax deduction for compensation paid to our CEO or any of the three other most highly compensated executive officers to the extent that any of such persons receive more than $1,000,000 in compensation in any one year. However, if we pay compensation that is “performance-based” under Section 162(m), we can receive a federal income tax deduction for the compensation paid even if such compensation exceeds $1,000,000 in a single year.

Our 1999 Long-Term Incentive Plan has been designed to permit awards under the plan to qualify as “performance-based” and, therefore, compensation realized in connection with options and grants of restricted stock that qualify as performance-based are fully tax deductible on our federal income tax return. To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Compensation Committee has not adopted a policy that all compensation must be deductible on our federal income tax returns.

The foregoing policy is subject to change as the Compensation Committee deems necessary from time to time to respond to economic conditions, meet competitive standards and to serve our objectives and our stockholders.

AUDIT COMMITTEE REPORT

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate this proxy statement or future filings with the Securities and Exchange Commission, in whole or part, the following report shall not be deemed to be incorporated by reference into any such filing.

The Audit Committee has reviewed and discussed our unaudited financial statements for the quarters ended March 31, June 30 and September 30, 2008 and our December 31, 2008 audited financial statements with management and with Ernst & Young LLP, our independent accountants. Each member of the Audit Committee is “independent” in accordance with the applicable corporate governance listing standards of the NYSE.

The Audit Committee has also discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended. This included (1) the auditor’s judgment about the quality, not just the acceptability, of our accounting principles as applied in our financial reporting, (2) methods used to account for significant unusual transactions, (3) the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus, (4) the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditor’s conclusions regarding the reasonableness of those estimates, (5) the auditor’s responsibility for other information containing audited financial statements, such as “Management’s Discussion and Analysis of Financial Conditions and Results of Operation,” the level of responsibility assumed by the auditor in auditing the financial statements and that such audit is designed to obtain reasonable, rather than absolute, assurance about financial statements, and (6) any disagreements with management over the application of accounting principles.

In addition, the Audit Committee has received from Ernst & Young LLP the written disclosures required by Rule 3526 of the Public Company Accounting Oversight Board, Communication with Audit Committees Concerning Independence, regarding their independence regarding their independence, and has discussed with Ernst & Young LLP their independence relative to us, including whether the provision of their services is compatible with maintaining Ernst & Young LLP’s independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the board that the December 31, 2008 audited financial statements be included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission.

AUDIT COMMITTEE

Thomas C. Wajnert, Chair
Robert P. Freeman
Jon A. Grove
Thomas R. Oliver
Mark J. Sandler

Audit Fees

In connection with the audit of the 2008 financial statements, we entered into an engagement agreement with Ernst & Young LLP which set forth the terms by which Ernst & Young LLP will perform audit services for us. That agreement is subject to alternative dispute resolution procedures and an exclusion of punitive damages.

The following table sets forth the aggregate fees billed or to be billed by Ernst & Young LLP for the following services during fiscal 2008 and fiscal 2007.

Description of Services	2008	2007

Audit Fees(1)	$1,397,100	$1,327,200
Audit-Related Fees(2)	—	—
Tax Fees(3)	400,595	393,256

Total	$1,797,695	$1,720,456

(1)	Audit fees consist of fees for the audit and review of the company’s consolidated financial statements, acquisition audits, statutory audits, comfort letters, consents, debt covenant letters and assistance with and review of documents filed with the SEC. A total of $385,200 and $409,200 for 2008 and 2007, respectively, of the Audit Fees was for Ernst & Young LLP’s review of the effectiveness of the company’s internal controls over financial reporting.

(2)	Audit-related fees consist of fees for audit-related fees for partnership and benefit plan audits, review of proxy materials, accounting advice in connection with specific transactions, internal control reviews and various attestation engagements.

(3)	Tax fees consist of fees for tax compliance, tax advisory services (1031 and state planning) and tax planning.

Pre-Approval Policies and Procedures

The charter of the Audit Committee provides that the Audit Committee is responsible for the pre-approval of all audit and permitted non-audit services to be performed for the company by the independent auditors. The fees paid to the independent auditors that are shown in the chart above for 2008 were approved by the Audit Committee in accordance with the procedures described below.

The Audit Committee reviews at its meetings audit and non-audit services proposed to be provided by the independent auditors. The Committee has delegated to the Chair, or an alternate member of the Audit Committee. the authority to grant pre-approvals if either deems it necessary or appropriate to consider a pre-approval request without a meeting of the full Audit Committee. Pre-approvals by the Chair or alternate member are reviewed with the Audit Committee at its next regularly scheduled meeting.

In considering the pre-approval of proposed audit or non-audit services by the independent auditors, management reviews with the Audit Committee or its delegate, a description of and the budget for the proposed service and the reasons that the independent auditors are being requested to provide the services, including any possible impact on the independence of the independent auditors. Additional Audit Committee approval is required if the pre-approved services exceed the pre-approved budgeted amount for the services.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

Ernst & Young LLP, independent registered public accounting firm, served as our auditors for fiscal 2008. Our Audit Committee has selected Ernst & Young LLP to audit our financial statements for fiscal 2009. We expect that a representative of Ernst & Young LLP will be present at the meeting, will have the opportunity to make a statement if he or she desires to do so and will be available to answer any appropriate questions from stockholders.

Vote Required and Board of Directors’ Recommendation

Although it is not required to do so, the board of directors is submitting the Audit Committee’s selection of our independent auditors for ratification by the stockholders at the meeting in order to ascertain the view of our stockholders regarding such selection. The affirmative vote of a majority of the votes cast at the meeting will be required to approve this proposal. In the event the stockholders do not ratify this appointment, the Audit Committee will reconsider its selection. Even if the appointment is ratified by the stockholders, the Audit Committee, in its discretion, may appoint a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the company and its stockholders.

Our board of directors recommends that the stockholders vote “FOR” the ratification of the appointment of Ernst & Young LLP as our independent auditors for fiscal 2009.

PROPOSAL NO. 3

APPROVAL OF AMENDED AND RESTATED 1999 LONG-TERM INCENTIVE PLAN

Background of the Plan

On May 8, 2001 our stockholders approved the 1999 Long-Term Incentive Plan. Subsequent to May 8, 2001, our board amended and restated the plan on May 4, 2004 to eliminate the express authority to pay the exercise price of an option with a promissory note, on July 23, 2004 to provide that unless otherwise provided in a participant’s award agreement upon a participant’s death, disability or retirement, all outstanding options, stock appreciation rights and other awards in the nature of rights that may be exercised shall become fully exercisable and all restrictions on outstanding awards shall lapse, on February 10, 2006, to eliminate the automatic grant of formula awards to non-employee directors, to update non-material or outdated terms of the plan — i.e., par value of common stock and references to pooling treatment — and to conform to Maryland versus Virginia corporate law, and on February 7, 2008, to (1) reflect the change in our name to “UDR, Inc.”; (2) make the award adjustment provisions that would apply in the event of a corporate transaction (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares) mandatory; and (3) except in connection with certain changes in capital structure, require stockholder approval for any reduction of the grant price of any stock appreciation right award (in addition to any reduction in the exercise price of any stock option). These amendments did not require stockholder approval.

On May 30, 2008, our board amended and restated the plan to: (1) limit the term of stock appreciation rights (in addition to stock options) to 10 years; (2) provide that shares of stock that are (a) not issued or delivered as a result of the net settlement of a stock appreciation right or option, (b) used to pay the exercise price or withholding taxes related to an outstanding award or (c) repurchased on the open market with the proceeds of the option exercise price shall not again become available for issuance under the plan; (3) provide that the exercise price per share of an option shall in no event be less than the fair market value of one share of stock on the date of grant; (4) provide that the maximum fair market value of any awards, other than options or stock appreciation rights, that may be received by a participant during any one calendar year shall be $2,000,000; (5) provide that, except in connection with certain changes in capital structure, without the consent of stockholders an award may not be (a) granted in substitution of another award if the effect is to replace an option or stock appreciation right with an award with a lower exercise or grant price, or (b) exchanged or bought out if the effect is to lower the exercise price of the option or the grant price of the stock appreciation right; (6) expand the performance goals available for the grant of “performance-based” awards under the plan; and (7) clarify that performance-based awards may be determined on the basis of any combination or subset of the specified performance goals.

Why is the amended and restated plan being submitted to stockholders for approval?

The stockholders are being asked to approve the action of our board amending and restating the plan. Subject to stockholder approval, on March 12, 2009, the board approved the amendment and restatement of the plan to (1) increase the number of shares reserved for issuance under the plan by 12,000,000 shares from 4,000,000 shares to 16,000,000 shares, subject to adjustment in the event of a corporate transaction (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), (2) adopt a “fungible” share reserve pursuant to which awards other than stock options and stock appreciation rights will count against the reserve as two and twenty-eight hundredths of a share (2.28 shares) for each share subject to the award, (3) raise the annual per person limit on Awards other than Options and Stock Appreciation Rights to $5,000,000, and (4) raise the annual per person limit on the number of shares of stock with respect to Options and/or Stock Appreciation Rights that may be granted under the plan to 5,000,000 shares. The stockholders are also being asked to approve the inclusion in the performance goals that may be used for “performance-based” awards targets based, in whole or in part, on funds from operations, net asset value, same store revenue growth, same store expense growth, net operating income, development or redevelopment activities, lease-up activities or funds from operations pay-out ratio and the achievement of goals with respect to expansion of revenue or income streams, sourcing of low cost capital, operational efficiencies, dividend growth or earnings multiple improvement. Finally, the stockholders are being asked to re-approve the material terms of the plan’s performance measures so that the Company will continue to have the ability to grant “performance-based” awards (in addition to stock options and stock appreciation rights) that are exempt from the $1 million deductibility limit under Section 162(m) of the Code. Under Section 162(m), the federal income tax deductibility of compensation paid to our Chief Executive Officer and to each of our three other most highly-compensated executive officers (other than the Chief Financial Officer) may be limited to the extent that such compensation exceeds $1 million in any one year. Under Section 162(m), we may deduct compensation in excess of that amount if it qualifies as “performance-based compensation,” as defined in Section 162(m). Re-approval for section 162(m) is required every five years, and we last obtained this re-approval in 2006. Stockholder approval this year will extend our Section 162(m) protection until 2014.

What happens if stockholders do not approve the amended and restated plan?

In the event stockholders do not vote to approve the amended and restated plan, the plan will still remain in effect. However, in that event, we will be limited to the 4,000,000 shares that are currently reserved for issuance under the plan, the plan will not have a “fungible” share reserve, the list of performance goals for “performance-based” compensation under the plan will be limited, and we will be limited in our ability to issue awards under the plan in the future. The maximum fair market value of any award (other than options and stock appreciation rights) that may be received by a participant (less any consideration paid by the participant for such award) during any one calendar year under the plan will be $1,000,000. The maximum number of shares of stock with respect to one or more options and/or stock appreciation rights that may be granted during any one calendar year under the plan to any one participant will be 500,000 shares. In addition, in that event our ability to grant “performance based” awards (other than stock options and stock appreciation rights) that are exempt from the Section 162(m) deductibility limit will terminate in 2011, rather than 2014.

The following summary of the plan is subject to the specific provisions contained in the full text of the plan, as amended and restated, set forth on Appendix A and incorporated herein by reference.

How many shares are reserved for issuance under the plan?

We have reserved 2,598,868 shares for issuance upon the grant or exercise of awards pursuant to the plan. As of March 23, 2009, there were 896,550 shares of common stock available for grant under the plan, and 1,685,836 shares of restricted stock have been awarded. As of March 23, 2009, the fair market value of a share of our common stock as reported on the New York Stock Exchange was $8.34.

What is the purpose of the plan?

The purpose of the plan is to promote the success and enhance the value of the company by linking the personal interests of our employees, officers, consultants and directors to those of our stockholders and by providing participants with an incentive for outstanding performance. The plan is further intended to provide flexibility to the company in its ability to motivate, attract and retain the services of employees, officers, consultants and directors upon whose judgment, interest and special effort the successful conduct of our operations is largely dependent.

Who is eligible to participate in the plan?

Employees, officers, consultants and directors of us or of any parent or subsidiary companies.

What awards are authorized under the plan?

The plan authorizes the granting of awards in any of the following forms:

•	options to purchase shares of common stock;

•	stock appreciation rights;

•	restricted stock;

•	performance units;

•	dividend equivalents;

•	other stock-based awards;

•	any other right or interest relating to common stock; or

•	cash.

Are there any limitations on the size of awards that may be granted?

If the stockholders vote to amend and restate the plan, the maximum number of shares of our common stock with respect to one or more options and/or stock appreciation rights that may be granted during any one calendar year under the plan to any one person will be 5,000,000 shares of common stock. If the stockholders vote to amend and restate the plan, the maximum fair market value of any award (other than options and stock appreciate rights) that may be received by a participant (less any consideration paid by the participant for such award) during any one calendar year under the plan will be $5,000,000.

Who administers the plan?

The plan is administered by our Compensation Committee. The Compensation Committee has the authority to designate participants; determine the type or types of awards to be granted to each participant and the number, terms and conditions thereof; establish, adopt or revise any rules and regulations as it may deem advisable to administer the plan; and make all other decisions and determinations that may be required under the plan. Our board may at any time administer the plan. If it does so, it will have all the powers of the Compensation Committee.

Can adjustments be made to the per-share exercise or base price of option awards?

In no case (except due to an adjustment to reflect a stock split or similar event or any repricing that may be approved by stockholders) will any adjustment be made to a stock option or stock appreciation right award under the plan (by amendment, cancellation and re-grant, substitution, exchange, buyout or other means) that would constitute a repricing of the per-share exercise price of the stock option award or the grant price of the stock appreciation right.

How will awards be made?

Stock Options.  The Compensation Committee is authorized to grant incentive stock options or non-qualified stock options under the plan. The terms of an incentive stock option must meet the requirements of Section 422 of the Code. All options will be evidenced by a written award agreement with the participant, which will include any provisions specified by the Compensation Committee. However, the exercise price of an incentive stock option may not be less than the fair market value of the underlying stock on the date of grant. No option may have a term of more than ten years. In addition, the Compensation Committee is not permitted to grant options with a “re-load” feature, which provides for the automatic grant of a new option if the optionee delivers shares of stock as full or partial payment of the exercise price of the original option.

Stock Appreciation Rights.  The Compensation Committee may grant stock appreciation rights under the plan. Upon the exercise of a stock appreciation right, the participant has the right to receive the excess, if any, of the fair market value of one share of our common stock on the date of exercise, over the grant price of the stock appreciation right as determined by the Compensation Committee, which will not be less than the fair market value of one share of our common stock on the date of grant. All awards of stock appreciation rights will be evidenced by an award agreement, reflecting the terms, methods of exercise, methods of settlement, form of consideration payable in settlement, and any other terms and conditions of the stock appreciation right, as determined by the Compensation Committee at the time of grant. No stock appreciation right may have a term of more than ten years.

Restricted Stock Awards.  The Compensation Committee may make awards of restricted stock to participants, which will be subject to such restrictions on transferability and other restrictions as the Compensation Committee may impose (including, without limitation, limitations on the right to vote restricted stock or the right to receive dividends, if any, on the restricted stock).

Performance Units.  The Compensation Committee is authorized to grant performance units to participants subject to such terms and conditions as may be selected by the Compensation Committee. Performance units do not represent any actual ownership interest in the company. The units can ultimately be paid in cash or shares of our common stock as determined by the Compensation Committee.

Dividend Equivalents.  The Compensation Committee is authorized to grant dividend equivalents to participants subject to such terms and conditions as may be selected by the Compensation Committee. Dividend equivalents entitle the participant to receive payments equal to dividends with respect to all or a portion of the number of shares of our common stock, as determined by the Compensation Committee. The Compensation Committee may provide that dividend equivalents be paid or distributed when accrued or be deemed to have been reinvested in additional shares of our common stock or otherwise reinvested.

Other Stock-Based Awards.  The Compensation Committee may, subject to limitations under applicable law, grant to participants such other awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of our common stock as deemed by the Compensation Committee to be consistent with the purposes of the plan, including without limitation, shares of our common stock awarded purely as a bonus and not subject to any restrictions or conditions, convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of our common stock, and awards valued by reference to book value of shares of our common stock or the value of securities of or the performance of specified parents or subsidiaries. The Compensation Committee will determine the terms and conditions of any such awards.

•	Performance Goals. The Compensation Committee may determine that any award will be determined solely on the basis of:

•	our achievement (or the achievement of our parent or subsidiary) of a specified target return, or target growth in return, on equity or assets;

•	our total stockholder return (stock price plus reinvested dividends) relative to a defined comparison group or target over a specific performance period;

•	our stock price;

•	the achievement by an individual, us, or a business unit of ours or our parent or subsidiary, of a specified target, or target growth in, revenues, net income or earnings per share including, but not limited to, targets based in whole or in part on funds from operations, net asset value, same store revenue growth, same store expense growth, net operating income, development or redevelopment activities, lease-up activities or funds from operations pay-out ratio;

•	the achievement of objectively determinable goals with respect to product delivery, service or product quality, customer satisfaction, expansion of revenue or income streams, sourcing of low cost capital, operational efficiencies, dividend growth or earnings multiple improvement, meeting budgets and/or retention of employees; or

•	any combination or subset of the above.

If an award is made on such basis, the Compensation Committee must establish goals prior to the beginning of the period for which such performance goal relates (or such later date as may be permitted under applicable tax regulations) and the Compensation Committee may for any reason reduce (but not increase) any award, notwithstanding the achievement of a specified goal. Any payment of an award granted with performance goals will be conditioned on the written certification of the Compensation Committee in each case that the performance goals and any other material conditions were satisfied.

What are the limitations on transfer and beneficiaries?

No award will be assignable or transferable by a participant other than by will or the laws of descent and distribution or, except in the case of an incentive stock option, pursuant to a qualified domestic relations order; provided, however, that the Compensation Committee may (but need not) permit other transfers where the Compensation Committee concludes that such transferability does not result in accelerated taxation, does not cause any option intended to be an incentive stock option to fail to qualify as such, and is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, any state or federal tax or securities laws or regulations applicable to transferable awards. A participant may, in the manner determined by the Compensation Committee, designate a beneficiary to exercise the rights of the participant and to receive any distribution with respect to any award upon the participant’s death.

Will awards be accelerated upon certain events?

Unless otherwise provided in an award agreement, upon a participant’s death, disability or retirement, all of his or her outstanding options, stock appreciation rights, and other awards in the nature of rights that may be exercised will become fully exercisable and all restrictions on his or her outstanding awards will lapse, except that in the case of retirement such awards will remain exercisable for the full original term. Any of his or her options or stock appreciation rights will thereafter continue or lapse in accordance with the other provisions of the plan and the award agreement. Unless otherwise provided in an award agreement, upon the occurrence of a change in control of the company (as defined in the plan), all outstanding options, stock appreciation rights, and other awards in the nature of rights that may be exercised will become fully vested and all restrictions on all outstanding awards will lapse. In addition, the Compensation Committee may at its discretion declare any or all awards to be fully vested, and/or all restrictions on all outstanding awards to lapse. The Compensation Committee may discriminate among participants or among awards in exercising such discretion.

Can the plan be terminated or amended?

The plan is for an indefinite term but the board or the Compensation Committee may, at any time and from time to time, terminate, amend or modify the plan without stockholder approval; but they may condition any amendment on the approval of our stockholders if such approval is necessary under tax, securities or other applicable laws, policies or regulations. No termination or amendment of the plan may adversely affect any award previously granted under the plan without the written consent of the participant. The Compensation Committee may amend or terminate outstanding awards. However, such amendments may require the consent of the participant and, unless approved by the stockholders or permitted by the anti-dilution provisions of the plan, the exercise price of an outstanding option or the grant price of any outstanding stock appreciation right may not be reduced.

What are the U.S. federal tax effects of awards granted under the plan?

The following summary of the U.S. federal income tax consequences of awards granted under the plan is based upon federal income tax laws in effect on the date of this proxy statement. This summary does not purport to be complete, and does not discuss non-U.S., state or local tax consequences.

Non-Qualified Stock Options.  The grant of a non-qualified stock option under the plan will not result in any federal income tax consequences to the participant or to us. Upon exercise of a non-qualified stock option, the participant is subject to income taxes at the rate applicable to ordinary compensation income on the difference between the option exercise price and the fair market value of the shares on the date of exercise. This income is subject to withholding for federal income and employment tax purposes. We are entitled to an income tax deduction in the amount of the income recognized by the participant, subject to possible limitations imposed by Section 162(m) of the Code and so long as we withhold the appropriate taxes with respect to such income (if required) and the participant’s total compensation is deemed reasonable in amount. Any gain or loss on the participant’s subsequent disposition of the shares of common stock will receive long- or short-term capital gain or loss treatment, depending on whether the shares are held for more than one year following exercise. We do not receive a tax deduction for any such gain.

Absent special limitations on exercisability, in the event a non-qualified stock option is granted with an exercise price less than 100% of the fair market value of our common stock on the date of grant or amended in certain respects, such option may be considered deferred compensation and subject to Section 409A of the Code, which provide rules regarding the timing of payment of deferred compensation. An option subject to Section 409A of the Code which fails to comply with the rules of Section 409A, can result in the acceleration of income recognition, an additional 20% tax obligation, plus potential penalties and interest.

Incentive Stock Options.  The grant of an incentive stock option under the plan will not result in any federal income tax consequences to the participant or to us. A participant recognizes no federal taxable income upon exercising an incentive stock option (subject to the alternative minimum tax rules discussed below), and we receive no deduction at the time of exercise. In the event of a disposition of stock acquired upon exercise of an incentive stock option, the tax consequences depend upon how long the participant has held the shares of common stock. If the participant does not dispose of the shares within two years after the incentive stock option was granted, nor within one year after the incentive stock option was exercised, the participant will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the shares and the exercise price. We are not entitled to any deduction under these circumstances.

If the participant fails to satisfy either of the foregoing holding periods, he or she must recognize ordinary income in the year of the disposition (referred to as a “disqualifying disposition”). The amount of such ordinary income generally is the lesser of (i) the difference between the amount realized on the disposition and the exercise price or (ii) the difference between the fair market value of the stock on the exercise date and the exercise price. Any gain in excess of the amount taxed as ordinary income will be treated as a long or short-term capital gain, depending on whether the stock was held for more than one year. We, in the year of the disqualifying disposition, are entitled to a deduction equal to the amount of ordinary income recognized by the participant, subject to possible limitations imposed by Section 162(m) of the Code and so long as the participant’s total compensation is deemed reasonable in amount.

The “spread” under an incentive stock option — i.e., the difference between the fair market value of the shares at exercise and the exercise price — is classified as an item of adjustment in the year of exercise for purposes of the alternative minimum tax. If a participant’s alternative minimum tax liability exceeds such participant’s regular income tax liability, the participant will owe the larger amount of taxes. In order to avoid the application of alternative minimum tax with respect to incentive stock options, the participant must sell the shares within the same calendar year in which the incentive stock options are exercised. However, such a sale of shares within the same year of exercise will constitute a disqualifying disposition, as described above.

In the event an incentive stock option is amended in certain respects, such option may be considered deferred compensation and subject to the rules of Section 409A of the Code, which provide rules regarding the timing of the payment of deferred compensation. An option subject to Section 409A of the Code which fails to comply with the rules of Section 409A of the Code, can result in the acceleration of income recognition, an additional 20% tax obligation, plus potential penalties and interest. In addition, the amendment of an incentive stock option may convert the option from an incentive stock option to a nonqualified stock option.

Restricted Stock.  The grant of restricted stock will subject the recipient to ordinary compensation income on the difference between the amount paid for such stock and the fair market value of the shares on the date that the restrictions lapse. This income is subject to withholding for federal income and employment tax purposes. We are entitled to an income tax deduction in the amount of the ordinary income recognized by the recipient, subject to possible limitations imposed by Section 162(m) of the Code and so long as we withhold the appropriate taxes with respect to such income (if required) and the participant’s total compensation is deemed reasonable in amount. Any gain or loss on the recipient’s subsequent disposition of the shares will receive long or short-term capital gain or loss treatment depending on how long the stock has been held since the restrictions lapsed. We do not receive a tax deduction for any such gain.

Recipients of restricted stock may make an election under Section 83(b) of the Code to recognize as ordinary compensation income in the year that such restricted stock is granted, the amount equal to the spread between the amount paid for such stock and the fair market value on the date of the issuance of the stock. If such an election is made, the recipient recognizes no further amounts of compensation income upon the lapse of any restrictions and any gain or loss on subsequent disposition will be long or short-term capital gain to the recipient. The Section 83(b) election must be made within thirty days from the time the restricted stock is issued.

Stock Appreciation Rights.  Recipients of stock appreciation rights generally should not recognize income until the stock appreciation right is exercised (assuming there is no ceiling on the value of the right). Upon exercise, the participant will normally recognize taxable ordinary income for federal income tax purposes equal to the amount of cash and fair market value the shares, if any, received upon such exercise. Participants who are employees will be subject to withholding for federal income and employment tax purposes with respect to income recognized upon exercise of a stock appreciation right. Participants will recognize gain upon the disposition of any shares received on exercise of a stock appreciation right equal to the excess of (i) the amount realized on such disposition over (ii) the ordinary income recognized with respect to such shares under the principles set forth above. That gain will be taxable as long- or short-term capital gain, depending on whether the shares were held for more than one year.

We will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the participant, subject to possible limitations imposed by Section 162(m) of the Code and so long as we withhold the appropriate taxes with respect to such income (if required) and the participant’s total compensation is deemed reasonable in amount.

A stock appreciation right can be considered deferred compensation and subject to Section 409A of the Code. A stock appreciation right that does not meet the requirements of Section 409A of the Code, such as with respect to the timing of the delivery of cash or shares following vesting, can result in the acceleration of income recognition, an additional 20% tax obligation, plus potential penalties and interest.

Performance Units.  Recipients of performance units generally should not recognize income until such units are converted into cash or shares of stock. Upon conversion, the participant will normally recognize taxable ordinary income for federal income tax purposes equal to the amount of cash and fair market value of the shares, if any, received upon such conversion. Participants who are employees will be subject to withholding for federal income and employment tax purposes with respect to income recognized upon conversion of the performance units. Participants will recognize gain upon the disposition of any shares received upon conversion of the performance units equal to the excess of (i) the amount realized on such disposition over (ii) the ordinary income recognized with respect to such shares under the principles set forth above. That gain will be taxable as long- or short-term capital gain, depending on whether the shares were held for more than one year.

We will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the participant, subject to possible limitations imposed by Section 162(m) of the Code and so long as we withhold the appropriate taxes with respect to such income (if required) and the participant’s total compensation is deemed reasonable in amount.

Performance units also can be considered non-qualified deferred compensation and subject to the rules of Section 409A of the Code, which provide rules regarding the timing of payment of deferred compensation. A grant of performance units that does not meet the requirements of Section 409A of the Code can result in the acceleration of income recognition, an additional 20% tax obligation, plus potential penalties and interest to such participant.

Dividends and Dividend Equivalents.  Recipients of stock-based awards that earn dividends or dividend equivalents will recognize taxable ordinary income on any dividend payments received with respect to unvested and/or unexercised shares subject to such awards, which income is subject to withholding for federal income and employment tax purposes. We are entitled to an income tax deduction in the amount of the income recognized by a participant, subject to possible limitations imposed by Section 162(m) of the Code and so long as we withhold the appropriate taxes with respect to such income (if required) and the individual’s total compensation is deemed reasonable in amount.

New Plan Benefits.  The Compensation Committee has granted a limited number of stock options subject to stockholder approval of the amended and restated 1999 Long-Term Incentive Plan. These stock options are reflected in the table below. Future awards under the 1999 Long-Term Incentive Plan will be made at the discretion of the Compensation Committee. Therefore, it is not presently possible to determine the benefits or amounts that may be received by such persons or groups pursuant to the plan in the future.

Name and Principal Position	Stock Options

Thomas W. Toomey — Chief Executive Officer of the Company	1,680,672
Warren L. Troupe — Senior Executive Vice President	546,218
W. Mark Wallis — Senior Executive Vice President	546,218
Executive Group (as a whole)	2,773,108
Non-Executive Director Group	0
Non-Executive Officer Employee Group	0

Vote Required and Board of Directors’ Recommendation

The affirmative vote of a majority of the votes cast at the meeting will be required to approve the amended and restated 1999 Long-Term Incentive Plan, provided the total votes cast on the proposal represents over 50% in interest of all shares of our stock entitled to vote on the proposal.

Our board of directors recommends that the stockholders vote “FOR” the approval of the amended and restated 1999 Long-Term Incentive Plan.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors and persons who own more than 10% of a registered class of our equity securities to file reports of ownership on Form 3 and changes in ownership on Form 4 or 5 with the SEC. Such executive officers, directors and 10% stockholders are also required by SEC rules to furnish us with copies of all Section 16(a) reports they file.

To our knowledge, based solely on our review of the copies of such forms received by us or written representations from certain reporting persons that no Form 5s were required for such persons, we believe that, during fiscal 2008, all Section 16(a) filing requirements applicable to our executive officers, directors and 10% stockholders were complied with, except as follows: (i) Messrs. Davis, Culwell, Sircar, Spangler, Toomey and Wallis and Ms. Ley each inadvertently failed to file a Form 4 on a timely basis with respect to one transaction, (ii) Messrs. Akin, Giannotti and Walker and Ms. Riffe each inadvertently failed to file a Form 4 on a timely basis with respect to two transactions, and (iii) Messrs. Messenger and Simon each inadvertently failed to file a Form 4 on a timely basis with respect to three transactions. In addition, Michael A. Ernst, our former Executive Vice President and Chief Financial Officer, inadvertently failed to file a Form 4 on a timely basis with respect to one transaction, and Mary Ellen Norwood, our former Vice President-Legal Administration and Secretary, inadvertently failed to file a Form 4 on a timely basis with respect to three transactions.

Delivery of Voting Materials

To reduce the expenses of delivering duplicate materials to our stockholders, we are delivering one copy of the Notice of Internet Availability to stockholders who share the same address unless otherwise requested. The Notice of Internet Availability will instruct you as to how you may access and review all of the proxy materials on the Internet. The Notice of Internet Availability also instructs you as to how you may submit your proxy through the Internet. If you would like to receive a paper or e-mail copy of the proxy materials, you should follow the instructions for requesting such materials in the Notice of Internet Availability.

If you share an address with another stockholder and have received only one copy of the Notice of Internet Availability, and would like to request a separate copy of the Notice of Internet Availability, you may write or call us to request a separate copy of the Notice of Internet Availability at no cost to you. For future annual meetings, you may request separate Notice of Internet Availability s or request that we only send one copy of the Notice of Internet Availability to you if you are receiving multiple copies by calling us at 720.283.6120 or by writing to us to the attention of Investor Services, 1745 Shea Center Drive, Suite 200, Highlands Ranch, Colorado 80129-1540.

Annual Report

We will, upon written request and without charge, provide to any person solicited hereunder, a copy of our Annual Report on Form 10-K for the year ended December 31, 2008, including financial statements and financial statement schedules, as filed with the SEC. Requests should be addressed to the attention of Investor Services, 1745 Shea Center Drive, Suite 200, Highlands Ranch, Colorado 80129-1540.

Matters to be Presented at the 2010 Annual Meeting of Stockholders

In accordance with our Amended and Restated Bylaws, any stockholder who intends to submit a proposal at our 2010 annual meeting of stockholders must, in addition to complying with the applicable laws and regulations governing submission of such proposals, deliver the proposal to us for consideration no sooner than December 3, 2009 and no later than January 2, 2010. Such proposal should be sent to our Corporate Secretary at 1745 Shea Center Drive, Suite 200, Highlands Ranch, Colorado 80129-1540.

It is important that proxies be returned promptly. We depend upon all stockholders promptly signing and returning the enclosed proxy to avoid costly solicitation. You can save us considerable expense by signing and returning your proxy at once. You may also vote electronically through the Internet or by telephone as shown on the enclosed proxy card and as discussed above.

For the Board of Directors
UDR, INC.

WARREN L. TROUPE
Senior Executive Vice President
and Corporate Secretary

Dated: April 2, 2009

APPENDIX A

UDR, INC.

1999 LONG-TERM INCENTIVE PLAN

(AS AMENDED AND RESTATED MARCH 12, 2009)

ARTICLE 1

PURPOSE

1.1 GENERAL.  The purpose of the UDR, Inc. 1999 Long-Term Incentive Plan (the “Plan”) is to promote the success, and enhance the value, of UDR, Inc. (the “Company”), by linking the personal interests of its employees, officers, consultants and directors to those of Company stockholders and by providing such persons with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of employees, officers, consultants and directors upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent. Accordingly, the Plan permits the grant of incentive awards from time to time to selected employees, officers, consultants and directors.

ARTICLE 2

EFFECTIVE DATE

2.1 EFFECTIVE DATE.  For tax reasons, the Plan was approved by the Board of Directors in interim stages. First, the Board approved the Plan on March 9, 1999 as it relates to Awards of Restricted Stock and Performance Units only (the “First Effective Date”), and the Plan became effective as of the First Effective Date for the limited purpose of (i) making Awards of Restricted Stock on or prior to May 31, 1999 to non-officer employees of the Company and (ii) making cash Performance Unit Awards under Article 9 of the Plan with respect to a performance period beginning on January 1, 1999.

On January 25, 2000, the Board approved the Plan for the purpose of (i) making Awards of Restricted Stock on or prior to May 31, 2000 to non-officer employees of the Company, (ii) making Awards of Restricted Stock on or prior to May 31, 2000 to certain officers of the Company from shares purchased by the Company on the open market, and (iii) making cash Performance Unit Awards under Article 9 of the Plan with respect to a performance period beginning on January 1, 2000 (the “Second Effective Date”).

On March 20, 2001, the Board approved the Plan as it relates to all types of Awards under the Plan (the “Third Effective Date”) and the Plan became fully effective as of the Third Effective Date. The Plan was approved by the stockholders of the Company on May 8, 2001. In the discretion of the Committee, Awards may be made to Covered Employees which are intended to constitute qualified performance-based compensation under Code Section 162(m).

The Plan was amended and restated by the Board of Directors on May 4, 2004 to eliminate the express authority under Section 7.1(c) to pay the exercise price of an Option with a promissory note, which amendment and restatement of the Plan is not subject to stockholder approval.

The Plan was amended and restated by the Board of Directors on July 23, 2004 to modify Sections 14.8 and 14.9 to provide that unless otherwise provided in a Participant’s Award Agreement upon a Participant’s Death, Disability or Retirement, all outstanding Options, Stock Appreciation Rights and other Awards in the nature of rights that may be exercised shall become fully exercisable and all restrictions on outstanding Awards shall lapse, which amendment and restatement of the Plan is not subject to stockholder approval.

The Plan was amended and restated by the Board of Directors on February 10, 2006, to eliminate the automatic grant of formula awards to non-employee directors and to update non-material terms of the Plan (par value of common stock and other nomenclature) to conform to Maryland versus Virginia corporate law, which amendment and restatement of the Plan is not subject to stockholder approval.

The Plan was amended and restated by the Board of Directors on February 7, 2008 generally as follows: (i) to change the name of the Company from United Dominion Realty Trust, Inc. to UDR, Inc.; and (ii) to provide that the grant price of any Stock Appreciation Right may not be reduced except as provided in Section 15.1 or otherwise with the consent of the stockholders, which amendment and restatement of the Plan is not subject to stockholder approval.

The Plan was amended and restated by the Board of Directors on May 30, 2008 generally as follows: (i) to limit the term of Options and Stock Appreciation Rights to 10 years; (ii) to provide that shares of stock that are (a) not issued or delivered as a result of the net settlement of a Stock Appreciation Right or Option, (b) used to pay the exercise price or withholding taxes related to an outstanding Award or (c) repurchased on the open market with the proceeds of the Option exercise price shall not again become available for issuance under the Plan; (iii) to provide that the exercise price per share of an Option shall in no event be less than the Fair Market Value of one share of stock on the date of grant; (iv) to provide that the maximum Fair Market Value of any Awards, other than Options or Stock Appreciation Rights, that may be received by a Participant during any one calendar year shall be $2,000,000; (v) to provide that in no event may a Stock Appreciation Right be exercisable for more than 10 years from the date of its grant; (vi) to provide that, except as provided in Section 15.1, without the consent of stockholders an Award may not be exchanged or bought out if the effect is to lower the exercise price of the Option or the grant price of the Stock Appreciation Right; (vii) to provide that, except as provided in Section 15.1, without consent of the stockholders, an Award may not be granted in substitution of another Award if the effect is to replace an Option or Stock Appreciation Right with an Award with a lower exercise or grant price and (viii) to expand the Performance Goals.

Subject to stockholder approval, the Plan was amended and restated by the Board of Directors on March 12, 2009 generally as follows: (i) to increase the number of shares of Stock available for issuance pursuant to Awards from 4,000,000 to 16,000,000; (ii) to provide that the maximum Fair Market Value of any Awards, other than Options or Stock Appreciation Rights, that may be received by a Participant during any one calendar year shall be $5,000,000, (iii) to provide that the maximum number of shares of Stock with respect to one or more Options and/or Stock Appreciation Rights that may be granted during any one calendar year under the Plan to any one Participant shall be 5,000,000 shares, and (iv) to provide that Awards (other than Options or Stock Appreciation Rights) granted from and after the approval of the Plan at the Company’s 2009 Annual Meeting of Stockholders shall count against the Plan reserve as 2.28 shares of Stock for each share of Stock actually subject to the Award.

ARTICLE 3

DEFINITIONS

3.1 DEFINITIONS.  When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Section or in Section 1.1 unless a clearly different meaning is required by the context. The following words and phrases shall have the following meanings:

(a) “Award” means any Option, Stock Appreciation Right, Restricted Stock Award, Performance Unit Award, Dividend Equivalent Award, or Other Stock-Based Award, or any other right or interest relating to Stock or cash, granted to a Participant under the Plan.

(b) “Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award.

(c) “Board” means the Board of Directors of the Company.

(d) “Change of Control” means and includes each of the following:

(1) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

(2) the transfer or sale of all or substantially all of the assets of the Company other than to an affiliate or Subsidiary of the Company;

(3) the liquidation of the Company; or

(4) the acquisition by any person, or by a group of persons acting in concert, of more than fifty percent (50%) of the outstanding voting securities of the Company, which results in the resignation or addition of fifty percent (50%) or more independent members of the Board.

(e) “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(f) “Committee” means the committee of the Board described in Article 4.

(g) “Company” means UDR, Inc., a Maryland corporation.

(h) “Consultant” means, and is limited to, a “consultant” or “advisor” with respect to whom the Company would be permitted to use Form S-8 to register the issuance of securities, as described in the General Instructions to Form S-8 under the 1933 Act.

(i) “Covered Employee” means a covered employee as defined in Code Section 162(m)(3).

(j) “Disability” shall mean any illness or other physical or mental condition of a Participant that renders the Participant incapable of performing his customary and usual duties for the Company, or any medically determinable illness or other physical or mental condition resulting from a bodily injury, disease or mental disorder which, in the judgment of the Committee, is permanent and continuous in nature. The Committee may require such medical or other evidence as it deems necessary to judge the nature and permanency of the Participant’s condition. Notwithstanding the above, with respect to an Incentive Stock Option, Disability shall mean Permanent and Total Disability as defined in Section 22(e)(3) of the Code.

(k) “Dividend Equivalent” means a right granted to a Participant under Article 11.

(l) “Effective Date” means the First, Second or Third Effective Date, as the context requires, as such terms are defined in Section 2.1.

(m) “Fair Market Value”, on any date, means the closing sales price on the New York Stock Exchange on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported.

(n) “Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

(o) “Non-Employee Director” means a member of the Board who is not an employee of the Company or any Parent or Subsidiary.

(p) “Non-Qualified Stock Option” means an Option that is not an Incentive Stock Option.

(q) “Option” means a right granted to a Participant under Article 7 of the Plan to purchase Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

(r) “Other Stock-Based Award” means a right, granted to a Participant under Article 12 that relates to or is valued by reference to Stock or other Awards relating to Stock.

(s) “Parent” means a corporation that owns or beneficially owns a majority of the outstanding voting stock or voting power of the Company. For Incentive Stock Options, the term shall have the same meaning as set forth in Code Section 424(e).

(t) “Participant” means a person who, as an employee, officer, consultant or director of the Company or any Parent or Subsidiary, has been granted an Award under the Plan.

(u) “Performance Unit” means a right granted to a Participant under Article 9, to receive cash, Stock, or other Awards, the payment of which is contingent upon achieving certain performance goals established by the Committee.

(v) “Plan” means the UDR, Inc. 1999 Long-Term Incentive Plan, as amended from time to time.

(w) “Restricted Stock Award” means Stock granted to a Participant under Article 10 that is subject to certain restrictions and to risk of forfeiture.

(x) “Retirement” means a Participant’s termination of employment with the Company, Parent or Subsidiary after attaining any normal or early retirement age specified in any pension, profit sharing or other retirement program sponsored by such company, or, in the event of the inapplicability thereof with respect to the person in question, as determined by the Committee in its reasonable judgment.

(y) “Stock” means the $0.01 par value Common Stock of the Company, and such other securities of the Company as may be substituted for Stock pursuant to Article 14.

(z) “Stock Appreciation Right” or “SAR” means a right granted to a Participant under Article 8 to receive a payment equal to the difference between the Fair Market Value of a share of Stock as of the date of exercise of the SAR over the grant price of the SAR, all as determined pursuant to Article 8.

(aa) “Subsidiary” means any corporation, limited liability company, partnership or other entity that is directly, or indirectly through one or more intermediaries, controlled by or under common control with the Company. Notwithstanding the foregoing, for purposes of Incentive Stock Options granted under the Plan, the term “Subsidiary” shall have the meaning set forth in Code Section 424(f).

(bb) “1933 Act” means the Securities Act of 1933, as amended from time to time.

(cc) “1934 Act” means the Securities Exchange Act of 1934, as amended from time to time.

ARTICLE 4

ADMINISTRATION

4.1 COMMITTEE.  The Plan shall be administered by the Compensation Committee of the Board or, at the discretion of the Board from time to time, by the Board. The Committee shall consist of two or more members of the Board. It is intended that the directors appointed to serve on the Committee shall be “non-employee directors” (within the meaning of Rule 16b-3 promulgated under the 1934 Act) and “outside directors” (within the meaning of Code Section 162(m) and the regulations thereunder) to the extent that Rule 16b-3 and, if necessary for relief from the limitation under Code Section 162(m) and such relief is sought by the Company, Code Section 162(m), respectively, are applicable. However, the mere fact that a Committee member shall fail to qualify under either of the foregoing requirements shall not invalidate any Award made by the Committee, which Award is otherwise validly made under the Plan. The members of the Committee shall be appointed by, and may be changed at any time and from time to time in the discretion of, the Board. During any time that the Board is acting as administrator of the Plan, it shall have all the powers of the Committee hereunder, and any reference herein to the Committee (other than in this Section 4.1) shall include the Board.

4.2 ACTION BY THE COMMITTEE.  For purposes of administering the Plan, the following rules of procedure shall govern the Committee. A majority of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present, and acts approved unanimously in writing by the members of the Committee in lieu of a meeting shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Parent or Subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

4.3 AUTHORITY OF COMMITTEE.  The Committee has the exclusive power, authority and discretion to do the following; except as such discretion shall be delegated as provided below in this Section 4.3:

(a) Designate Participants;

(b) Determine the type or types of Awards to be granted to each Participant;

(c) Determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate;

(d) Determine the terms and conditions of any Award granted under the Plan, including but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, based in each case on such considerations as the Committee in its sole discretion determines;

(e) Accelerate the vesting, exercisability or lapse of restrictions of any outstanding Award, based in each case on such considerations as the Committee in its sole discretion determines;

(f) Determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(g) Prescribe the form of each Award Agreement, which need not be identical for each Participant;

(h) Decide all other matters that must be determined in connection with an Award;

(i) Establish, adopt or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

(j) Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan; and

(k) Amend the Plan or any Award Agreement as provided herein.

Notwithstanding the above, the Board or the Committee may expressly delegate to a special committee consisting of one or more directors who are also officers of the Company some or all of the Committee’s authority under subsections (a) through (g) above with respect to those eligible Participants who, at the time of grant are not, and are not anticipated to become, either (i) Covered Employees or (ii) persons subject to the insider trading rules of Section 16 of the 1934 Act.

4.4 DECISIONS BINDING.  The Committee’s interpretation of the Plan, any Awards granted under the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.

ARTICLE 5

SHARES SUBJECT TO THE PLAN

5.1 NUMBER OF SHARES.  Subject to adjustment as provided in Section 15.1, the aggregate number of shares of Stock reserved and available for Awards or which may be used to provide a basis of measurement for or to determine the value of an Award (such as with a Stock Appreciation Right or Performance Unit Award) shall be 16,000,000. The maximum number of shares of Stock that may be issued subject to Incentive Stock Options shall be 16,000,000 shares. Awards (other than Options or Stock Appreciation Rights) granted from and after the approval of the Plan at the Company’s 2009 Annual Meeting of Stockholders, shall be counted against this number as 2.28 shares of Stock for each share of Stock actually subject to the Award.

5.2 LAPSED AWARDS.  To the extent that an Award is canceled, terminates, expires, is forfeited or lapses for any reason, any shares of Stock subject to the Award will again be available for the grant of an Award under the Plan and shares subject to SARs or other Awards settled in cash will be available for the grant of an Award under the Plan. Shares of Stock that are (a) not issued or delivered as a result of the net settlement of a Stock Appreciation Right or Option, (b) used to pay the exercise price or withholding taxes related to an outstanding Award, or (c) repurchased on the open market with the proceeds of the Option exercise price shall not again become available for issuance under the Plan. If shares subject to an Award again become available under the Plan pursuant to this Section 5.2, the number of shares that become available shall equal the number of shares that counted against the Plan reserve pursuant to Section 5.1.

5.3 STOCK DISTRIBUTED.  Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

5.4 LIMITATION ON AWARDS.  Notwithstanding any provision in the Plan to the contrary (but subject to adjustment as provided in Section 15.1), the maximum number of shares of Stock with respect to one or more Options and/or SARs that may be granted during any one calendar year under the Plan to any one Participant shall be 5,000,000. The maximum fair market value (measured as of the date of grant) of any Awards other than Options and SARs that may be received by a Participant (less any consideration paid by the Participant for such Award) during any one calendar year under the Plan shall be $5,000,000.

ARTICLE 6

ELIGIBILITY

6.1 GENERAL.  Awards may be granted only to individuals who are employees, officers, consultants or directors of the Company or a Parent or Subsidiary.

ARTICLE 7

STOCK OPTIONS

7.1 GENERAL.  The Committee is authorized to grant Options to Participants on the following terms and conditions:

(a) EXERCISE PRICE.  The exercise price per share of Stock under an Option shall be determined by the Committee, but shall in no event be less than the Fair Market Value of one share of Stock on the date of grant.

(b) TIME AND CONDITIONS OF EXERCISE.  The Committee shall determine the time or times at which an Option may be exercised in whole or in part, subject to Section 7.1(e). The Committee also shall determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised or vested. The Committee may waive any exercise or vesting provisions at any time in whole or in part based upon factors as the Committee may determine in its sole discretion so that the Option becomes exercisable or vested at an earlier date. The Committee may permit an arrangement whereby receipt of Stock upon exercise of an Option is delayed until a specified future date.

(c) PAYMENT.  The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, cash, shares of Stock, or other property (including “cashless exercise” arrangements), and the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants; provided that if shares of Stock are used to pay the exercise price of an Option, such shares must have been held by the Participant for at least six months. When shares of Stock are delivered, such delivery may be by attestation of ownership or actual delivery.

(d) EVIDENCE OF GRANT.  All Options shall be evidenced by a written Award Agreement between the Company and the Participant. The Award Agreement shall include such provisions, not inconsistent with the Plan, as may be specified by the Committee.

(e) EXERCISE TERM.  In no event may any Option be exercisable for more than ten years from the date of its grant.

(f) NO RE-LOAD OPTIONS.  The Committee shall not provide in an Award Agreement, or in an amendment thereto, for the automatic grant of a new Option to any Participant who delivers shares of Stock as full or partial payment of the exercise price of the original Option.

7.2 INCENTIVE STOCK OPTIONS.  The terms of any Incentive Stock Options granted under the Plan must comply with the following additional rules:

(a) EXERCISE PRICE.  The exercise price per share of Stock shall be set by the Committee, provided that the exercise price for any Incentive Stock Option shall not be less than the Fair Market Value as of the date of the grant.

(b) EXERCISE.  In no event may any Incentive Stock Option be exercisable for more than ten years from the date of its grant.

(c) LAPSE OF OPTION.  An Incentive Stock Option shall lapse under the earliest of the following circumstances; provided, however, that the Committee may, prior to the lapse of the Incentive Stock Option under the circumstances described in paragraphs (3), (4) and (5) below, provide in writing that the Option will extend until a later date, but if an Option is exercised after the dates specified in paragraphs (3), (4) and (5) below, it will automatically become a Non-Qualified Stock Option:

(1) The Incentive Stock Option shall lapse as of the option expiration date set forth in the Award Agreement.

(2) The Incentive Stock Option shall lapse ten years after it is granted, unless an earlier time is set in the Award Agreement.

(3) If the Participant terminates employment for any reason other than as provided in paragraph (4) or (5) below, the Incentive Stock Option shall lapse, unless it is previously exercised, three months after the Participant’s termination of employment; provided, however, that if the Participant’s employment is terminated by the Company for cause or by the Participant without the consent of the Company (in either case, as determined by the Company and communicated in writing to the Participant), the Incentive Stock Option shall (to the extent not previously exercised) lapse immediately.

(4) If the Participant terminates employment by reason of his Disability, the Incentive Stock Option shall lapse, unless it is previously exercised, one year after the Participant’s termination of employment.

(5) If the Participant dies while employed, or during the three-month period described in paragraph (3) or during the one-year period described in paragraph (4) and before the Option otherwise lapses, the Option shall lapse one year after the Participant’s death. Upon the Participant’s death, any exercisable Incentive Stock Options may be exercised by the Participant’s beneficiary, determined in accordance with Section 14.5.

If a Participant exercises an Option after termination of employment, the Option may be exercised only with respect to the shares that were otherwise vested on the Participant’s termination of employment.

(d) INDIVIDUAL DOLLAR LIMITATION.  The aggregate Fair Market Value (determined as of the time an Award is made) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000.00.

(e) TEN PERCENT OWNERS.  No Incentive Stock Option shall be granted to any individual who, at the date of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary unless the exercise price per share of such Option is at least 110% of the Fair Market Value per share of Stock at the date of grant and the Option expires no later than five years after the date of grant.

(f) EXPIRATION OF INCENTIVE STOCK OPTIONS.  No Award of an Incentive Stock Option may be made pursuant to the Plan after the day immediately prior to the tenth anniversary of the Third Effective Date.

(g) RIGHT TO EXERCISE.  During a Participant’s lifetime, an Incentive Stock Option may be exercised only by the Participant or, in the case of the Participant’s Disability, by the Participant’s guardian or legal representative.

(h) DIRECTORS AND CONSULTANTS.  The Committee may not grant an Incentive Stock Option to a non-employee director or consultant. The Committee may grant an Incentive Stock Option to a director who is also an employee of the Company or Parent or Subsidiary but only in that individual’s position as an employee and not as a director.

ARTICLE 8

STOCK APPRECIATION RIGHTS

8.1 GRANT OF SARs.  The Committee is authorized to grant SARs to Participants on the following terms and conditions:

(a) RIGHT TO PAYMENT.  Upon the exercise of a Stock Appreciation Right, the Participant to whom it is granted has the right to receive the excess, if any, of:

(1) The Fair Market Value of one share of Stock on the date of exercise; over

(2) The grant price of the Stock Appreciation Right as determined by the Committee, which shall not be less than the Fair Market Value of one share of Stock on the date of grant.

(b) TERM OF SARs.  In no event may any Stock Appreciation Right be exercisable for more than ten years from the date of its grant.

(c) OTHER TERMS.  All awards of Stock Appreciation Rights shall be evidenced by an Award Agreement. The terms, methods of exercise, methods of settlement, form of consideration payable in settlement, and any other terms and conditions of any Stock Appreciation Right shall be determined by the Committee at the time of the grant of the Award and shall be reflected in the Award Agreement.

ARTICLE 9

PERFORMANCE UNITS

9.1 GRANT OF PERFORMANCE UNITS.  The Committee is authorized to grant Performance Units to Participants on such terms and conditions as may be selected by the Committee. The Committee shall have the complete discretion to determine the number of Performance Units granted to each Participant, subject to Section 5.4. All Awards of Performance Units shall be evidenced by an Award Agreement.

9.2 RIGHT TO PAYMENT.  A grant of Performance Units gives the Participant rights, valued as determined by the Committee, and payable to, or exercisable by, the Participant to whom the Performance Units are granted, in whole or in part, as the Committee shall establish at grant or thereafter. The Committee shall set performance goals and other terms or conditions to payment of the Performance Units in its discretion which, depending on the extent to which they are met, will determine the number and value of Performance Units that will be paid to the Participant. If the terms of a Performance Unit so provide, the Participant may elect to defer payment of the Performance Unit under an applicable deferred compensation plan maintained by the Company.

9.3 OTHER TERMS.  Performance Units may be payable in cash, Stock, or other property, and have such other terms and conditions as determined by the Committee and reflected in the Award Agreement.

ARTICLE 10

RESTRICTED STOCK AWARDS

10.1 GRANT OF RESTRICTED STOCK.  The Committee is authorized to make Awards of Restricted Stock to Participants in such amounts and subject to such terms and conditions as may be selected by the Committee. All Awards of Restricted Stock shall be evidenced by a Restricted Stock Award Agreement.

10.2 ISSUANCE AND RESTRICTIONS.  Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of performance goals or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.

10.3 FORFEITURE.  Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of employment during the applicable restriction period or upon failure to satisfy a performance goal during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided, however, that the Committee may provide in any Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.

10.4 CERTIFICATES FOR RESTRICTED STOCK.  Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

ARTICLE 11

DIVIDEND EQUIVALENTS

11.1 GRANT OF DIVIDEND EQUIVALENTS.  The Committee is authorized to grant Dividend Equivalents to Participants subject to such terms and conditions as may be selected by the Committee. Dividend Equivalents shall entitle the Participant to receive payments equal to dividends with respect to all or a portion of the number of shares of Stock subject to an Award, as determined by the Committee. The Committee may provide that Dividend Equivalents be paid or distributed when accrued or be deemed to have been reinvested in additional shares of Stock, or otherwise reinvested.

ARTICLE 12

OTHER STOCK-BASED AWARDS

12.1 GRANT OF OTHER STOCK-BASED AWARDS.  The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including without limitation shares of Stock awarded purely as a “bonus” and not subject to any restrictions or conditions, convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of Stock, and Awards valued by reference to book value of shares of Stock or the value of securities of or the performance of specified Parents or Subsidiaries. The Committee shall determine the terms and conditions of such Awards.

ARTICLE 13

RESERVED

ARTICLE 14

PROVISIONS APPLICABLE TO AWARDS

14.1 STAND-ALONE, TANDEM, AND SUBSTITUTE AWARDS.  Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for, any other Award granted under the Plan. If an Award is granted in substitution for another Award, the Committee may require the surrender of such other Award in consideration of the grant of the new Award. Notwithstanding the foregoing, as provided in Section 16.1, except as provided in Section 15.1, without the consent of the stockholders, an Award may not be granted in substitution of another Award if the effect is to replace an Option or Stock Appreciation Right with an Award with a lower exercise or grant price. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

14.2 EXCHANGE PROVISIONS.  The Committee may at any time offer to exchange or buy out any previously granted Award for a payment in cash, Stock, or another Award (subject to Section 15.1), based on the terms and conditions the Committee determines and communicates to the Participant at the time the offer is made, and after taking into account the tax, securities and accounting effects of such an exchange. Notwithstanding the foregoing, as provided in Section 16.1, except as provided in Section 15.1, without the consent of the stockholders an Award may not be exchanged or bought out if the effect is to lower the exercise price of the Option or the grant price of the Stock Appreciation Right.

14.3 TERM OF AWARD.  The term of each Award shall be for the period as determined by the Committee, provided that in no event shall the term of any Incentive Stock Option or a Stock Appreciation Right granted in tandem with the Incentive Stock Option exceed a period of ten years from the date of its grant (or, if Section 7.2(e) applies, five years from the date of its grant).

14.4 FORM OF PAYMENT FOR AWARDS.  Subject to the terms of the Plan and any applicable law or Award Agreement, payments or transfers to be made by the Company or a Parent or Subsidiary on the grant or exercise of an Award may be made in such form as the Committee determines at or after the time of grant, including without limitation, cash, Stock, other Awards, or other property, or any combination, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case determined in accordance with rules adopted by, and at the discretion of, the Committee.

14.5 LIMITS ON TRANSFER.  No right or interest of a Participant in any unexercised or restricted Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or a Parent or Subsidiary, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or a Parent or Subsidiary. No unexercised or restricted Award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution or, except in the case of an Incentive Stock Option, pursuant to a domestic relations order that would satisfy Section 414(p)(1)(A) of the Code if such Section applied to an Award under the Plan; provided, however, that the Committee may (but need not) permit other transfers where the Committee concludes that such transferability (i) does not result in accelerated taxation, (ii) does not cause any Option intended to be an incentive stock option to fail to be described in Code Section 422(b), and (iii) is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, any state or federal tax or securities laws or regulations applicable to transferable Awards.

14.6 BENEFICIARIES.  Notwithstanding Section 14.5, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If no beneficiary has been designated or survives the Participant, payment shall be made to the Participant’s estate. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

14.7 STOCK CERTIFICATES.  All Stock issued under the Plan is subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate or issue instructions to the transfer agent to reference restrictions applicable to the Stock.

14.8 ACCELERATION UPON DEATH OR DISABILITY.  Notwithstanding any other provision in the Plan and unless otherwise provided in any Participant’s Award Agreement, upon the Participant’s death or Disability during his employment or service as a director or consultant, all outstanding Options, Stock Appreciation Rights, and other Awards in the nature of rights that may be exercised shall become fully exercisable and all restrictions on outstanding Awards shall lapse. Any Option or Stock Appreciation Rights Awards shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Agreement. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 7.2(d), the excess Options shall be deemed to be Non-Qualified Stock Options.

14.9 ACCELERATION UPON RETIREMENT.  Notwithstanding any other provision in the Plan and unless otherwise provided in any Participant’s Award Agreement, upon the Participant’s Retirement, all outstanding Options, Stock Appreciation Rights, and other Awards in the nature of rights that may be exercised shall become fully exercisable and all restrictions on outstanding Awards shall lapse. Any Option or Stock Appreciation Rights Awards shall thereafter remain exercisable until the original expiration date of the Award. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 7.2(d), the excess Options shall be deemed to be Non-Qualified Stock Options.

14.10 ACCELERATION UPON A CHANGE OF CONTROL.  Except as otherwise provided in the Award Agreement, upon the occurrence of a Change of Control, all outstanding Options, Stock Appreciation Rights, and other Awards in the nature of rights that may be exercised shall become fully exercisable and all restrictions on outstanding Awards shall lapse. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 7.2(d), the excess Options shall be deemed to be Non-Qualified Stock Options.

14.11 ACCELERATION UPON CERTAIN EVENTS NOT CONSTITUTING A CHANGE OF CONTROL.  In the event of the occurrence of any circumstance, transaction or event not constituting a Change of Control (as defined in Section 3.1) but which the Board of Directors deems to be, or to be reasonably likely to lead to, an effective change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of the 1934 Act, the Committee may in its sole discretion declare all outstanding Options, Stock Appreciation Rights, and other Awards in the nature of rights that may be exercised to be fully exercisable, and/or all restrictions on all outstanding Awards to have lapsed, in each case, as of such date as the Committee may, in its sole discretion, declare, which may be on or before the consummation of such transaction or event. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 7.2(d), the excess Options shall be deemed to be Non-Qualified Stock Options.

14.12 ACCELERATION FOR ANY OTHER REASON.  Regardless of whether an event has occurred as described in Section 14.10 or 14.11 above, the Committee may in its sole discretion at any time determine that all or a portion of a Participant’s Options, Stock Appreciation Rights, and other Awards in the nature of rights that may be exercised shall become fully or partially exercisable, and/or that all or a part of the restrictions on all or a portion of the outstanding Awards shall lapse, in each case, as of such date as the Committee may, in its sole discretion, declare. The Committee may discriminate among Participants and among Awards granted to a Participant in exercising its discretion pursuant to this Section 14.12.

14.13 EFFECT OF ACCELERATION.  If an Award is accelerated under Section 14.10 or 14.11, the Committee may, in its sole discretion, provide (i) that the Award will expire after a designated period of time after such acceleration to the extent not then exercised, (ii) that the Award will be settled in cash rather than

Stock, (iii) that the Award will be assumed by another party to the transaction giving rise to the acceleration or otherwise be equitably converted in connection with such transaction, or (iv) any combination of the foregoing. The Committee’s determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated.

14.14 PERFORMANCE GOALS.  The Committee may determine that any Award granted pursuant to this Plan to a Participant (including, but not limited to, Participants who are Covered Employees) shall be determined solely on the basis of (a) the achievement by the Company or a Parent or Subsidiary of a specified target return, or target growth in return, on equity or assets, (b) the Company’s total stockholder return (stock price appreciation plus reinvested dividends) relative to a defined comparison group or target over a specific performance period or periods, (c) the Company’s stock price, (d) the achievement by an individual, the Company, or a business unit or division of the Company, Parent or Subsidiary of a specified target, or target growth in, revenues, net income or earnings per share, including but not limited to, targets based, in whole or part, on funds from operations, net asset value, same store revenue growth, same store expense growth, net operating income, development or redevelopment activities, lease-up activities or funds from operations pay-out ratio, (e) the achievement of objectively determinable goals with respect to service or product delivery, service or product quality, customer satisfaction, expansion of revenue or income streams, sourcing of low cost capital, operational efficiencies, dividend growth, earnings multiple improvement, meeting budgets and/or retention of employees or (e) any combination or subset of the goals set forth in (a) through (e) above. If an Award is made on such basis, the Committee shall establish goals prior to the beginning of the period for which such performance goal relates (or such later date as may be permitted under Code Section 162(m) or the regulations thereunder) and the Committee has the right for any reason to reduce (but not increase) the Award, notwithstanding the achievement of a specified goal. Any payment of an Award granted with performance goals shall be conditioned on the written certification of the Committee in each case that the performance goals and any other material conditions were satisfied.

14.15 TERMINATION OF EMPLOYMENT.  Whether military, government or other service or other leave of absence shall constitute a termination of employment shall be determined in each case by the Committee at its discretion, and any determination by the Committee shall be final and conclusive. A termination of employment shall not occur (i) in a circumstance in which a Participant transfers from the Company to one of its Parents or Subsidiaries, transfers from a Parent or Subsidiary to the Company, or transfers from one Parent or Subsidiary to another Parent or Subsidiary, or (ii) in the discretion of the Committee as specified at or prior to such occurrence, in the case of a spin-off, sale or disposition of the Participant’s employer from the Company or any Parent or Subsidiary. To the extent that this provision causes Incentive Stock Options to extend beyond three months from the date a Participant is deemed to be an employee of the Company, a Parent or Subsidiary for purposes of Section 424(f) of the Code, the Options held by such Participant shall be deemed to be Non-Qualified Stock Options.

ARTICLE 15

CHANGES IN CAPITAL STRUCTURE

15.1 GENERAL.  In the event of a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the authorization limits under Section 5.1 and 5.4 shall be adjusted proportionately, and the Committee shall adjust Awards to preserve the benefits or potential benefits of the Awards. Action by the Committee shall include: (i) adjustment of the number and kind of shares which may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the exercise price of outstanding Awards; and (iv) any other adjustments that the Committee determines to be equitable. Without limiting the foregoing, in the event a stock dividend or stock split is declared upon the Stock, the authorization limits under Section 5.1 and 5.4 shall be increased proportionately, and the shares of Stock then subject to each Award shall be increased proportionately without any change in the aggregate purchase price therefor.

ARTICLE 16

AMENDMENT, MODIFICATION AND TERMINATION

16.1 AMENDMENT, MODIFICATION AND TERMINATION.  The Board or the Committee may, at any time and from time to time, amend, modify or terminate the Plan without stockholder approval; provided, however, that the Board or Committee may condition any amendment or modification on the approval of stockholders of the Company if such approval is necessary or deemed advisable with respect to tax, securities or other applicable laws, policies or regulations.

16.2 AWARDS PREVIOUSLY GRANTED.  At any time and from time to time, the Committee may amend, modify or terminate any outstanding Award without approval of the Participant; provided, however, that, subject to the terms of the applicable Award Agreement, such amendment, modification or termination shall not, without the Participant’s consent, reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination, and provided further that, except as provided in Section 15.1 or otherwise with the consent of the stockholders, the exercise price of any Option or the grant price of any Stock Appreciation Right may not be reduced. No termination, amendment, or modification of the Plan shall adversely affect any Award previously granted under the Plan, without the written consent of the Participant.

ARTICLE 17

GENERAL PROVISIONS

17.1 NO RIGHTS TO AWARDS.  No Participant or eligible participant shall have any claim to be granted any Award under the Plan, and neither the Company nor the Committee is obligated to treat Participants or eligible participants uniformly.

17.2 NO STOCKHOLDER RIGHTS.  No Award gives the Participant any of the rights of a stockholder of the Company unless and until shares of Stock are in fact issued to such person in connection with such Award.

17.3 WITHHOLDING.  The Company or any Parent or Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of the Plan. With respect to withholding required upon any taxable event under the Plan, the Committee may, at the time the Award is granted or thereafter, require or permit that any such withholding requirement be satisfied, in whole or in part, by withholding from the Award shares of Stock having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes.

17.4 NO RIGHT TO CONTINUED SERVICE.  Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company or any Parent or Subsidiary to terminate any Participant’s employment or status as an officer, consultant or director at any time, nor confer upon any Participant any right to continue as an employee, officer, consultant or director of the Company or any Parent or Subsidiary.

17.5 UNFUNDED STATUS OF AWARDS.  The Plan is intended to be an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Parent or Subsidiary.

17.6 INDEMNIFICATION.  To the extent allowable under applicable law, each member of the Committee shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which such member may be a party or in which he may be involved by reason of any action or failure to act under the Plan and against and from any and all amounts paid by such member in satisfaction of judgment in such action, suit, or proceeding against him provided he gives the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

17.7 RELATIONSHIP TO OTHER BENEFITS.  No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Company or any Parent or Subsidiary unless provided otherwise in such other plan.

17.8 EXPENSES.  The expenses of administering the Plan shall be borne by the Company and its Parents or Subsidiaries.

17.9 TITLES AND HEADINGS.  The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

17.10 GENDER AND NUMBER.  Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

17.11 FRACTIONAL SHARES.  No fractional shares of Stock shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up.

17.12 GOVERNMENT AND OTHER REGULATIONS.  The obligation of the Company to make payment of awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required. The Company shall be under no obligation to register under the 1933 Act, or any state securities act, any of the shares of Stock issued in connection with the Plan. The shares issued in connection with the Plan may in certain circumstances be exempt from registration under the 1933 Act, and the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.

17.13 GOVERNING LAW.  To the extent not governed by federal law, the Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the Commonwealth of Virginia.

17.14 ADDITIONAL PROVISIONS.  Each Award Agreement may contain such other terms and conditions as the Committee may determine; provided that such other terms and conditions are not inconsistent with the provisions of this Plan.

The foregoing is hereby acknowledged as being the UDR, Inc. 1999 Long-Term Incentive Plan as amended and restated by the Board of Directors on March 12, 2009.

UDR, INC.

By:
Warren L. Troupe
Senior Executive Vice President
and Secretary

UDR, INC.
ANNUAL MEETING OF STOCKHOLDERS
May 13, 2009
8:30 a.m. Local Time
Hyatt Regency Tech Center
7800 E. Tufts Avenue
Denver, CO 80237
This proxy is solicited on behalf of the Board of Directors of UDR, Inc. for use at the Annual Meeting on May 13, 2009.
The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side.
If no choice is specified, the proxy will be voted “FOR” Items 1, 2 and 3.
By signing the proxy, you (i) acknowledge receipt of the notice of annual meeting of stockholders and proxy statement, each dated April 2, 2009, (ii) revoke all prior proxies, and (iii) appoint Robert C. Larson and Thomas W. Toomey, and each of them, as proxies and attorneys-in-fact, with full power to each of substitution, to vote the shares which you would be entitled to vote if then and there personally present on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and any adjournment thereof.
See reverse for voting instructions
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
UDR, Inc.’s Notice of Annual Meeting and Proxy Statement and Annual Report/Form 10-K for the year ended
December 31, 2008 are available on the Internet at www.proxyvote.com.

UDR, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS
MAY 13, 2009
The stockholder(s) hereby appoint(s) Robert C. Larson and Thomas W. Toomey, or either of them, as proxies, each with the power to appoint his substitute and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock and/or Series E preferred stock or Series F preferred stock of UDR, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:30 a.m., local time on May 13, 2009, at the Hyatt Regency Tech Center located at 7800 E. Tufts Avenue, Denver, Colorado, and any adjournment or postponement thereof.
     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR EACH PROPOSAL.
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

Address Changes:

(if you noted any Address Changes above, please mark corresponding box on the reverse side.)
CONTINUED AND TO BE SIGNED ON REVERSE SIDE

UDR, INC. 1745 SHEA CENTER DRIVE SUITE 200 HIGHLANDS RANCH, CO 80129
VOTE BY INTERNET — www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by UDR, Inc. in mailing proxy materials you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE — 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to UDR, Inc. c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:                                        UDRIN1                                        KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

UDR, INC.
THE BOARD OF DIRECTORS RECOMMEND A VOTE “FOR”
ITEMS 1, 2 AND 3.
Vote on Directors
1. ELECTION OF DIRECTORS Nominees:
01)	Katherine A. Cattanach	07)	Thomas R. Oliver
02)	Eric J. Foss	08)	Lynne B. Sagalyn
03)	Robert P. Freeman	09)	Mark J. Sandler
04)	Jon A. Grove	10)	Thomas W. Toomey
05)	James D. Klingbeil	11)	Thomas C. Wajnert
06)	Robert C. Larson

For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

o	o	o

 Vote on Proposals

	For	Against	Abstain
2. Proposal to ratify the appointment of Ernst & Young LLP to serve as our independent auditors for the year ending December 31, 2009.	o	o	o

3.  Proposal to approve the amended and restated 1999 Long-Term Incentive Plan, including to (i) increase the number of shares reserved for issuance under the plan from 4,000,000 shares to 16,000,000 shares (with future Awards other than Stock Options and Stock Appreciation Rights counting against the reserve at the rate of 2.28 shares for each share actually used) and (ii) raise the annual per person limit on Awards other than Options and Stock Appreciation Rights to $5,000,000, and shares of Stock with respect to Options and/or Stock Appreciation Rights to 5,000,000 shares.
	o	o	o

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted FOR items 1, 2 and 3. If any other matters properly come before the meeting or any adjournment of the meeting, the person named in this proxy will vote in their discretion.

For address changes, please check this box and write them on the back where indicated.		o	(NOTE: Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.)
Please indicate if you plan to attend this meeting.	o Yes	o No

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date